SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

_________________________________
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
_________________________________
Check the appropriate box:
☒ Preliminary Proxy Statement	☐ Definitive Proxy Statement
☐ Definitive Additional Materials	☐ Soliciting Material Pursuant to
Rule 14a-11(c) or Rule 14a-12
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

___________________________________________
BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. IV, A LIMITED PARTNERSHIP

(Name of Registrant as Specified in Its Charter)

___________________________________________
Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: Limited Partnership Units
(2)	Aggregate number of securities to which transaction applies: 68,043 Units
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:  $402.20. Pursuant to Rule 0-11(c)(2), the fee was calculated on the amount of cash that is estimated to be received from the Registrant from the sales proceeds from the sales of the Registrant’s property, assuming that the Registrant receives distributions from its investments in local partnerships equal to the maximum amount of the estimated liquidation proceeds.

(4)	Proposed maximum aggregate value of transaction: $23,605,364
(5)	Total fee paid: $4,721.07

☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: $4721.07
(2) Form, Schedule or Registration Statement No.: Schedule 14A
(3) Filing Party: Boston Financial Qualified Housing Tax Credits L.P. IV, A Limited Partnership
(4) Date Filed: February 10, 2006

BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. IV, A LIMITED PARTNERSHIP
c/o Arch Street VIII, Inc.
101 Arch Street
Boston, Massachusetts 02110-1106
(617) 439-3911

IMPORTANT PARTNERSHIP MATTER — PLEASE REVIEW AND RESPOND IMMEDIATELY

This Consent Solicitation Statement is dated [                 ], 2006 and is first being
mailed to Limited Partners on or about that date

Dear Investor:

On behalf of Boston Financial Qualified Housing Tax Credits L.P. IV, A Limited Partnership (the “Partnership”), we are writing to recommend that you authorize Arch Street VIII, Inc., as the Managing General Partner of the Partnership, to liquidate the assets of the Partnership, wind up its affairs, and make the final cash distribution to the Limited Partners. In connection with this request for authorization, we are presenting two alternative proposals (“Proposals 1 and 2”). In addition, we are writing ask you to withhold consent to a third proposal (“Proposal 3”) that is being put forward by a group of Limited Partners, including Park G.P., Inc., (the "Park Group"), which is seeking to remove the General Partners and elect a member of their group as a new general partner of the Partnership. You may already have received a solicitation from the Park Group.

THE MANAGING GENERAL PARTNER STRONGLY RECOMMENDS THAT YOU VOTE AS FOLLOWS ON THE ENCLOSED WHITE CARD: “FOR” PROPOSAL 1, “AGAINST” PROPOSAL 2, AND “WITHHOLD CONSENT” ON PROPOSAL 3.

Vote “FOR” Proposal 1. Proposal 1 is for the liquidation and dissolution of the Partnership and will result in a significant cash distribution (estimated to be between $172.25 and $402.20 per unit ) to you and your fellow Limited Partners and will bring an end to your Schedule K-1s.

Vote “AGAINST” Proposal 2. Proposal 2 would likely delay the dissolution of the Partnership and postpone any cash distribution to you and your fellow Limited Partners. Proposal 2 was submitted by one of the very same secondary market purchasers who want to replace the existing Managing General Partner with one of the members of their group. Proposal 2 also would require expensive and time consuming Limited Partner votes before the sale or disposition of each and every Partnership property.

Vote “WITHHOLD CONSENT” on Proposal 3. Proposal 3 is to remove the current General Partners, who, together with their affiliates, manage 133 low income housing tax credit partnerships, and replace them with a member of the Park Group. The Park Group’s candidate is affiliated with a real estate investor and company that has no experience managing tax credit properties and that is also a secondary market purchaser who likely has a tax position and agenda that differs from the majority of the Limited Partners. The Park Group’s solicitation for removal of the General Partners omits important information and is misleading.

For further information on the Managing General Partner’s recommendations, please review the Q&A on pages 6 to 18 of the enclosed Consent Solicitation Statement, as well as the more detailed discussion that follows the Q&A.

Proposals 1 and 2

The first proposal is put forth by the Managing General Partner. We are proposing a plan of liquidation and dissolution to sell or dispose of the Partnership's remaining interests in Local Limited Partnerships which, in turn, own apartment and other housing complexes (the "Properties"). Under this plan, if approved, we will not seek further consent of the Limited Partners to sell any of the Properties and we will proceed with an orderly plan of liquidation and dissolution. That process, once completed, will allow the final cash distribution to be made to the Limited Partners. The Managing General Partner therefore recommends that you vote “FOR” Proposal 1.

We are also writing to have you consider an alternative proposal received from one of the Limited Partners of the Partnership asking you to approve an amendment to the Partnership Agreement. The amendment would require that we obtain consent from the Limited Partners each time we want to dispose of a Partnership Property. We believe the proposed amendment would significantly increase the cost to the Partnership of disposing of Properties and hinder the Partnership’s ability and flexibility to favorably sell or dispose of its assets because it would require the Partnership to undertake the expense, time and distraction of soliciting consents from Limited Partners each time the Managing General Partner believed it to be in the best interests of the Partnership and the Limited Partners to sell a Property. The inherent delays caused by this requirement may reduce the level of interest of potential buyers in a Property, may prolong the amount of time for any Property sale and may reduce the amount received from any sale and distributed to Limited Partners. In addition, such a requirement may prolong the existence of the Partnership, resulting in the continuation of receipt of tax Schedule K-1 by the Limited Partners as well as the continuation of the costs associated with existence as a publicly-traded partnership. The Managing General Partner therefore recommends that you vote “AGAINST” Proposal 2.

Proposal 1 represents what we believe already to be within the powers of the Managing General Partner under the Partnership Agreement. Proposal 2 represents an alternative to Proposal 1 requested by a limited partner, Bond Purchase, L.L.C. (“Bond”). Because the Managing General Partner firmly believes that Proposal 2 is not in the best interests of the Partnership, it is submitting its alternative Proposal 1 to the Limited Partners to allow the Managing General Partner to continue to act in the best interest of the Partnership by conducting a disposition strategy for the Partnership’s assets with a view toward ultimate dissolution of the Partnership and cash distributions to the Limited Partners. Bond, the Limited Partner which proposed the amendment, is a secondary market investor which purchased the majority of its units in the Partnership last year. We believe its investment strategy with respect to the units is very different from that of the typical investor in the Partnership. Bond is affiliated with a real estate management company and may have objectives with respect to the Properties that differ from the best interests of the Partnership. Furthermore, Bond’s tax considerations regarding its ownership of Partnership units may differ significantly from that of the typical investor in the Partnership. We believe that Bond’s different tax considerations are the primary reason for its proposal, and may limit the Partnership’s ability to sell its assets at the optimal sales prices. We believe the current environment is favorable for selling real estate assets (due to low interest and capitalization rates), and we believe that Bond’s proposal would be disadvantageous to the Partnership’s ability to dispose of assets in such a favorable market.

The Partnership was formed in 1989 to invest in real estate by acquiring and holding limited partner interests in Local Limited Partnerships, which in turn own housing or apartment complexes. We believe the Partnership has maximized the principal benefit of owning these Properties, producing tax benefits in the form of tax losses and tax credits which Limited Partners may use to offset income from other sources. The Partnership has already held the Properties longer than the originally contemplated holding period of fifteen years. Many Limited Partners have inquired about possible exit strategies because now that the tax credits and other benefits have been substantially achieved, they feel burdened by the Schedule K-1 tax reporting requirements of the Partnership and/or they have few opportunities to liquidate their investment due to the absence of a recognized market for the Partnership interests. Although no assurance can be given, based on historical secondary market sales and expected liquidation proceeds, liquidation is likely to achieve a greater price per unit than a sale on the secondary market. Liquidation will provide Limited Partners with a return of capital, giving Limited Partners the opportunity to reinvest such funds to seek a higher rate of return. As more fully explained in the enclosed materials, the Managing General Partner’s estimate of the range of values for the Partnership Properties would result in a pretax liquidation valuation range of distributions of cash to the Limited Partners of between $172.25 and $402.20 per Limited Partnership Unit, although no assurance can be given that this estimated range will be achieved.

The Managing General Partner recommends that you vote “FOR” Proposal 1 and “AGAINST” Proposal 2 because the Properties’ values may depreciate over time unless significant additional investments are made to upgrade the Properties, and causing the Partnership to make such investments is not currently contemplated by the Managing General Partner. By liquidating the Partnership, the Managing General Partner is fulfilling the expected disposition of the Partnership’s assets after the 15-year tax credit compliance period.

Proposal 3

We ask you to withhold consent to a third proposal (“Proposal 3”) that is being put forward by the Park Group, which is seeking to remove the General Partners and elect a member of their group as a new general partner of the Partnership. You may already have received a solicitation from the Park Group.

YOUR MANAGING GENERAL PARTNER STRONGLY RECOMMENDS THAT YOU VOTE TO WITHHOLD CONSENT ON PROPOSAL 3 ON THE WHITE PROXY CARD, AND STRONGLY URGES YOU NOT TO PROVIDE YOUR CONSENT TO THE REMOVAL OF THE GENERAL PARTNER AND THE ELECTION OF A MEMBER OF THE PARK GROUP AS NEW GENERAL PARTNER. DO NOT SIGN ANY GREEN CARD THIS DISSIDENT GROUP MAY SEND YOU.

Your Managing General Partner strongly believes that the Park Group is trying to take control of the Partnership for its own special agenda and that its agenda is contrary to the best interests of the Limited Partners other than the Park Group. The Park Group may be differently situated from most other Limited Partners, and may have different tax and other considerations that may cause it to act contrary to your interests. The Park Group has given no other viable explanation for wanting to remove the General Partner.

The Park Group's proposal would interfere with the implementation of the General Partners’ proposal (Proposal 1) to liquidate the Partnership to provide you cash as soon as practicable. You should also consider carefully that the Park Group's proposal is based on numerous misleading and incomplete statements, as discussed in the enclosed materials. In addition, the Managing General Partner and its affiliates have had a long and successful history of managing 133 low income housing tax credit limited partnerships and successfully handling dispositions of assets for such limited partnerships. In contrast, the Park Group is putting forth a candidate to replace the General Partners who has no experience managing low income housing tax credit limited partnerships. Therefore, even if the Partnership were to continue to operate, there is no reason to think that the Park Group's candidate would provide any better management of the Partnership than that which has been provided by the Managing General Partner. Furthermore, the Managing General Partner believes that the Park Group’s candidate likely would manage the Partnership with an eye toward maximizing the investments of the members of the Park Group rather than the best interests of the Limited Partners as a whole.

Park G.P., Inc. and Bond are controlled by an individual named David L. Johnson.

What You Should Know About Bond and David L. Johnson

In March of 2002, a federal court civil jury found that Mr. Johnson committed fraud and breach of fiduciary duty in his dealings with limited partnerships managed by companies controlled by Mr. Johnson. That same jury also found that Bond conspired to commit fraud, and that Mr. Johnson and Bond “each acted with malice, oppression or fraud.” In addition to an award of compensatory damages, a $1.6 million punitive damages award was entered against Mr. Johnson, and several companies that Mr. Johnson controlled were removed as general partners of the limited partnerships. (National Corporate Tax Credit Fund et al. v. Bond Purchase, L.L.C., et al.). The Park Group’s consent solicitation materials note that, after the jury finding and pending appeal, the parties to the litigation settled their disputes and, following the settlement, the court vacated the judgment. However, those subsequent events do not change the fact that the jury that viewed the evidence found Mr. Johnson to have committed fraud and Bond to be a conspirator in the fraud and that both acted with “malice, oppression or fraud.”

In April 1998, the Court of Appeals of Missouri ruled that a company owned by Mr. Johnson and his wife had attempted to “play fast and loose with the court” in that company’s maneuvers to increase its voting control over a publicly traded real estate partnership. The court also ruled that Mr. Johnson’s company’s actions “epitomize a lack of good faith in the subject matter of the suit” and that his company “is also barred [from obtaining the requested relief] by its unclean hands.” (State of Missouri ex. Rel. Kelcor, Inc. v. The Nooney Realty Trust, Inc.)

This is the man behind Proposals 2 and 3. We don’t believe it would be in your best interests to allow his group to control the Partnership.

The Managing General Partner therefore recommends that you vote to "WITHHOLD CONSENT" on Proposal 3 on the white proxy card. The Managing General Partner also urges you to DISCARD THE GREEN PROXY CARD.

In connection with each of the proposals, enclosed are the following for your consideration:

1. Consent Solicitation Statement - This document describes (i) the terms of a proposed liquidation and dissolution and estimates a pre-tax liquidation valuation range of between $172.25 and $402.20 per unit of Limited Partner ownership interest; and (ii) a Proposal put forth by a Limited Partner of the Partnership to amend the Partnership Agreement to require Limited Partner consent for each property sale by the Partnership; and (iii) a Proposal by Park G.P., Inc. to remove the General Partners and elect Everest Housing Management, LLC as the successor general partner. Please see pages 19-45 for a full description of the proposals.

2. White Consent Card for Limited Partners and Return Envelope - Please mark your votes and sign this form and return it in the enclosed, postage-prepaid envelope to Boston Financial Consent, c/o ACS Securities Services, Inc., 3988 N. Central Expressway, Building 5, Floor 6, Dallas, Texas 75294; or by facsimile to (214) 887-7411 by 5:00 p.m., Eastern Time, on May 31, 2006, or such later date and time as we may set.

Because you are an investor in the Partnership, we are asking for your vote on these proposals. Please carefully review the information in the enclosed Consent Solicitation Statement before voting.

YOU MAY VOTE “FOR” ONLY ONE OF THE FIRST TWO PROPOSALS.

If, however, a majority of Limited Partners vote “For” both of the first two Proposals, we intend to implement Proposal 1, governing the Liquidation and Dissolution of the Partnership without further consent of the Limited Partners, and Proposal 2 will not be implemented.

If you have any questions or require assistance completing the enclosed consent card, please call the Partnership’s consent solicitation agent, MacKenzie Partners, Inc., at (800) 322-2885.

Sincerely,

Arch Street VIII, Inc.
as Managing General Partner of
Boston Financial Qualified Housing Tax Credit
L.P. IV, A Limited Partnership

Your response to this solicitation is very important to ensure that your interests will be represented. Failure to return the enclosed consent card will have the same effect as a vote against both of the first two Proposals.

We recommend that all Limited Partners vote “FOR” the liquidation and dissolution of the Partnership, without further consent requirements (Proposal 1), and “AGAINST” the Proposal to amend the Partnership Agreement (Proposal 2). We also recommend you “WITHHOLD CONSENT” from the Proposal to remove the General Partners of the Partnership (Proposal 3).

TABLE OF CONTENTS

CONSENT SOLICITATION STATEMENT	1
ABOUT THIS CONSENT SOLICITATION STATEMENT AND THE PROPOSED LIQUIDATION AND DISSOLUTION	6
WHAT YOU SHOULD KNOW BEFORE VOTING ON THE PLAN OF LIQUIDATION AND DISSOLUTION	19
VOTE REQUIRED TO APPROVE	19
BACKGROUND AND REASONS FOR THE LIQUIDATION AND DISSOLUTION	19
RISKS OF THE PLAN OF LIQUIDATION AND DISSOLUTION	24
PLAN OF LIQUIDATION AND DISSOLUTION	26
EFFECT OF A FAILURE TO APPROVE THE LIQUIDATION AND DISSOLUTION	27
INTERESTS OF CERTAIN PERSONS IN THE LIQUIDATION AND DISSOLUTION	27
CURRENT ORDER OF DISTRIBUTIONS OF SALE PROCEEDS RECEIVED BY THE PARTNERSHIP	28
SUMMARY HISTORICAL FINANCIAL DATA	29
ESTIMATED EXPENSES	29
ESTIMATED RANGES OF VALUE OF PARTNERSHIP PROPERTIES	30
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	32
ACCOUNTING TREATMENT	36
EFFECTIVE TIME	36
AMENDMENT OF THE PLAN OF LIQUIDATION AND DISSOLUTION	36
NO APPRAISAL RIGHTS	36
REGULATORY APPROVALS	36
WHAT YOU SHOULD KNOW BEFORE VOTING ON THE AMENDMENT TO THE PARTNERSHIP AGREEMENT	37
VOTE REQUIRED TO APPROVE	37
PROPOSAL	37
WHAT YOU SHOULD KNOW BEFORE VOTING ON THE PROPOSAL SUBMITTED BY PARK, G.P. TO REMOVE THE GENERAL PARTNERS OF THE PARTNERSHIP AND ELECT EVEREST HOUSING MANAGEMENT, LLC AS THE SUCCESSOR GENERAL PARTNER	40
VOTE REQUIRED TO APPROVE	40
PROPOSAL	40
THE PARTNERSHIP AND THE GENERAL PARTNERS	46
SCHEDULE OF PROPERTIES OWNED BY LOCAL LIMITED PARTNERSHIPS	47
FEES OF THE GENERAL PARTNERS	49
MARKET FOR THE LIMITED PARTNER UNITS	51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	52
CONSENT PROCEDURES	53
TIMING AND VOTE TABULATION OF THE CONSENT SOLICITATION	53
RECORD DATE AND OUTSTANDING LIMITED PARTNER UNITS	53
APPROVAL DATE; EXTENSIONS; AMENDMENT	53
CONSENT CARD AND VOTE REQUIRED	54
REVOCABILITY OF CONSENT	56
SOLICITATION OF CONSENTS; SOLICITATION EXPENSES	56
INCORPORATION BY REFERENCE	57
APPENDIX	57

BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. IV, A LIMITED PARTNERSHIP
c/o Arch Street VIII, Inc.
101 Arch Street
Boston, Massachusetts 02110-1106
(617) 439-3911

CONSENT SOLICITATION STATEMENT

This Consent Solicitation Statement and the enclosed Consent Form are being mailed to the holders of units of Limited Partner interests of Boston Financial Qualified Housing Tax Credits L.P. IV, A Limited Partnership (the “Partnership”), a Massachusetts limited partnership, on or about [ ], 2006, by the Managing General Partner on behalf of the Partnership to solicit consents to ONE of the following two proposals:

(1)
A plan to conduct the orderly sale or disposition of the remainder of the Partnership’s interests in any local limited partnership (“Local Limited Partnership”) and the dissolution of the Partnership pursuant to a Plan of Liquidation and Dissolution, without further consent required from the Limited Partners (the “Liquidation and Dissolution”); or

(2)
An amendment to the Amended and Restated Agreement of Limited Partnership, dated as of April 20, 1989, to require the consent of a majority of Limited Partner interests in order for the Partnership to sell, transfer or otherwise dispose of any Local Limited Partnership interest or approve the sale, transfer or disposal of a substantial portion of any Local Limited Partnership’s assets to the extent the Partnership or an Affiliated Person has any control over such sale, transfer or disposal.

In addition, we are asking you to WITHHOLD CONSENT TO A THIRD PROPOSAL (“PROPOSAL 3”) that is being put forward by a group of Limited Partners, including Park G.P., Inc., (the "Park Group"), which is seeking to remove the General Partners and elect a member of their group as a new general partner of the Partnership. You may already have received a solicitation from the Park Group

In this Consent Solicitation Statement, the owners of units of Limited Partner interests are referred to as “Limited Partners.”

Arch Street VIII, Inc. is the Managing General Partner of the Partnership. The Managing General Partner is sometimes referred to in this document as “we” or “our.”

The matters for which the Limited Partners’ consent is being solicited are collectively referred to in this document as the “Proposals” and each a “Proposal.”

Overview of Proposals 1 and 2

You are being asked in Proposals 1 and 2 to consider two independent Proposals. The Proposals are mutually exclusive and, if both are approved, could not be carried out concurrently. As such, you may vote “For” only one of the first two Proposals.  If a majority of Limited Partners vote “For” both Proposals, the Managing General Partner intends to implement Proposal 1, governing the Liquidation and Dissolution of the Partnership without further consent of the Limited Partners, and Proposal 2 will not be implemented. You may, however, vote “Against” both proposals. Proposal 1 will be effective upon the approval of the holders of a majority of the outstanding Limited Partner units in the Partnership entitled to vote as of [ ], 2006. Proposal 2 will be effective only upon (i) its approval by the holders of a majority of the outstanding Limited Partner units in the Partnership entitled to vote, (ii) Proposal 1 not receiving approval by a majority of the outstanding Limited Partner units in the Partnership, and (iii) consent to its implementation by the General Partners. The Managing General Partner has the right not to consent, and may not consent, to the proposed amendment even if a majority of Limited Partners vote “For” Proposal 2, and is submitting Proposal 2 to a vote of the Limited Partners without waiver of its right to withhold consent to implementation of the proposed amendment.

Proposal 1 authorizes an orderly plan for the liquidation and dissolution of the Partnership. Upon its approval, the Managing General Partner will proceed with the sale of the Partnership’s Properties without further consent of the Limited Partners and, upon completion of that process, will make the final cash distribution to the Limited Partners. The second Proposal solicits Limited Partner consent to amend the Partnership Agreement to require sale-by-sale (or disposition-by-disposition) approval by the Limited Partners of each Partnership Property. If the first Proposal is not approved and the second Proposal is approved and implemented by the Managing General Partner, the Partnership will need to obtain the consent of a majority of Limited Partner interests to dispose of interests in each Local Limited Partnership or to approve the sale or other disposition of a substantial part of any Local Limited Partnership’s assets (to the extent the Partnership or its affiliated persons have any control over such sale or disposition).

Proposal 1 represents what we believe already to be within the powers of the Managing General Partner under the Partnership Agreement. Proposal 2 represents an alternative to Proposal 1 requested by a Limited Partner, Bond Purchase, L.L.C. (“Bond”). Because the Managing General Partner firmly believes that Proposal 2 is not in the best interests of the Partnership, it is submitting Proposal 1 to the Limited Partners to allow the Managing General Partner to continue to act in the best interest of the Partnership by conducting a disposition strategy for the Partnership’s assets with a view toward ultimate dissolution of the Partnership and cash distributions to the Limited Partners.

We have described in this Consent Solicitation Statement what we believe to be a reasonable approach to estimating the values of the Partnership's interests in Local Limited Partnerships, and in apartment or housing complexes (“Apartment Complexes”), owned by the Local Limited Partnerships (collectively, the "Properties") and how, assuming the Properties are sold within such estimated value ranges, the proceeds would be distributed to Limited Partners and the estimated tax consequences of such distributions. See “WHAT YOU SHOULD KNOW BEFORE VOTING ON THE PLAN OF LIQUIDATION AND DISSOLUTION -- Estimated Ranges of Value of Partnership Properties.”

If the holders of a majority of the outstanding Limited Partner units in the Partnership approve the Liquidation and Dissolution by marking the box entitled “FOR” on Proposal 1 of the enclosed consent card and the other conditions described herein are satisfied, then the Managing General Partner will, without further consent of the Limited Partners: (1) seek to sell the assets of the Partnership and use the sales proceeds and/or other Partnership funds to pay all expenses in connection with such sales, (2) pay or make provision for payment of all Partnership obligations and liabilities, and (3) make a cash distribution to the Limited Partners as set forth in the Partnership’s Limited Partnership Agreement, as amended and as described in this Consent Solicitation Statement. If, however, Proposal 1 is not approved and Proposal 2 is approved and implemented by the Managing General Partner, the Managing General Partner will be required to solicit Limited Partner consents for the sale of each Local Limited Partnership interest or to approve the sale or disposition of a substantial portion of any Local Limited Partnership’s assets (to the extent the Partnership or its affiliated persons have any control over such sale or disposition), which requirement, in the opinion of the Managing General Partner, is inconsistent with both the expectations of the Limited Partners and the purposes of the Partnership, and will significantly increase the cost to the Partnership and hinder the Partnership’s ability and flexibility to favorably sell or dispose of its assets. As a result, if implemented, Proposal 2 would lead to unnecessary, expensive, time consuming and distracting solicitations by the Partnership.

Overview of Proposal 3

In addition, we are asking you to withhold consent to Proposal 3 that is being put forward by the Park Group, who are seeking to remove the General Partners and elect a member of their group as a new general partner of the Partnership. You may already have received a solicitation from the Park Group.

YOUR MANAGING GENERAL PARTNER STRONGLY RECOMMENDS THAT YOU VOTE TO WITHHOLD CONSENT ON PROPOSAL 3 ON THE WHITE PROXY CARD, AND STRONGLY URGES YOU NOT TO PROVIDE YOUR CONSENT TO THE REMOVAL OF THE GENERAL PARTNER AND THE ELECTION OF A MEMBER OF THE PARK GROUP AS NEW GENERAL PARTNER. DO NOT SIGN ANY GREEN CARD THIS DISSIDENT GROUP MAY SEND YOU.

Your Managing General Partner strongly believes that the Park Group is trying to take control of the Partnership for its own special agenda and that its agenda is contrary to the best interests of the Limited Partners other than the Park Group. The Park Group may be differently situated from most other Limited Partners, and may have different tax and other considerations that may cause it to act contrary to your interests. The Park Group has given no other viable explanation for wanting to remove the General Partner.

The Park Group's proposal would interfere with the implementation of the General Partners’ proposal (Proposal 1) to liquidate the Partnership to provide you cash as soon as practicable. You should also consider carefully that the Park Group's proposal is based on numerous misleading and incomplete statements, as described below, and that the Park Group fails to disclose important facts about the conduct and character of certain of its members. In addition, the Managing General Partner and its affiliates have had a long and successful history of managing low income housing tax credit limited partnerships and successfully handling the dispositions of the assets of such limited partnerships. In contrast, the Park Group is putting forth a candidate to replace the General Partners who has no experience managing low income housing tax credit limited partnerships. Therefore, even if the Partnership were to continue to operate, there is no reason to think that the Park Group's candidate would provide any better management of the Partnership than that which has been provided by the Managing General Partner. Furthermore, the Managing General Partner believes that the Park Group’s candidate likely would manage the Partnership with an eye toward maximizing the investments of the members of the Park Group rather than the best interests of the Limited Partners as a whole.

The Managing General Partner therefore recommends that you vote to "WITHHOLD CONSENT" on Proposal 3 on the white proxy card. The Managing General Partner also urges you to DISCARD THE GREEN PROXY CARD.

The Expiration Date for this consent solicitation as to Proposal 1 will be either (i) at 5:00 p.m., Eastern Time, on May 31, 2006 unless the Managing General Partner extends the period for giving consents, in which case the new Expiration Date established by the Managing General Partner will be the last date upon which your consent card will be accepted, or (ii) the date on which your Managing General Partner has received the required number of consents from Limited Partners for approving Proposal 1. Limited Partners are urged to return their Consent Cards as promptly as practicable prior to the Expiration Date. We reserve the right to extend this consent solicitation until February 21, 2007.

The Expiration Date with respect to Proposals 2 and 3 will be 5:00 p.m., Eastern Time, on May 31, 2006 unless the Managing General Partner extends the period for giving consents, in which case the new Expiration Date established by the Managing General Partner will be the last date upon which your consent card will be accepted. Limited Partners are urged to return their Consent Cards as promptly as practicable prior to the Expiration Date. We reserve the right to extend this consent solicitation until February 21, 2007.

We reserve the right for any reason to terminate the solicitation of consents at any time prior to the Expiration Date by giving written notice of such termination to the Limited Partners.

In addition to solicitation by use of the mails, directors, officers, employees and agents of the Managing General Partner may solicit consents in person or by telephone, facsimile or other means of communication. We have also engaged MacKenzie Partners, Inc., to assist us in the solicitation of consents. MacKenzie will receive a fee of up to $[60,000], plus reimbursement of out-of-pocket expenses, in connection with its engagement. The Partnership’s transfer agent, ACS will be tabulating consent received from Limited Partners. ACS will be paid a fee of $2,500 to cover management fees. ACS also will charge the Partnership its out-of-pocket expenses related to this solicitation.

We request that each Limited Partner complete and sign the enclosed white consent card and promptly return it in the enclosed postage-prepaid envelope or fax it to the Partnership’s transfer agent, ACS, at (214) 887-7411. To be counted, your properly completed consent card must be received at or before 5:00 p.m., Eastern Time, on May 31, 2006, unless the Managing General Partner elects to extend the period for giving consents.

Your vote is very important. Failure to return the enclosed consent card will have the same effect as a vote against both of the first two Proposals. We recommend that all Limited Partners consent to the Liquidation and Dissolution without requiring further consent of Limited Partners by marking the box entitled “FOR” with respect to Proposal 1 on the enclosed consent card. We also recommend that all Limited Partners vote “AGAINST” Proposal 2 on the enclosed consent card. If you sign and send in the consent card but do not indicate how you want to vote as to the Liquidation and Dissolution, your consent card will be treated as voting “FOR” Proposal 1 and “AGAINST” Proposal 2. Your Managing General Partner strongly recommends that you vote to “WITHHOLD CONSENT” on Proposal 3 on the white proxy card, and strongly urges you not to provide your consent to the removal of the General Partners and the election of a member of the Park Group as new general partner. Do not sign any green card this dissident group may send you.

This Consent Solicitation Statement contains forward-looking statements. Discussions containing such forward-looking statements may be found in the material set forth under “WHAT YOU SHOULD KNOW BEFORE VOTING ON THE PLAN OF LIQUIDATION AND DISSOLUTION” as well as within this Consent Solicitation Statement generally. In addition, when used in this Consent Solicitation Statement, the words “may” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “would” and similar expressions are intended to identify forward-looking statements; however, not all forward-looking statements will contain such expressions. Such statements are subject to a number of risks and uncertainties. Actual results or events in the future could differ materially from those described in the forward-looking statements as a result of the Managing General Partner’s inability to find suitable purchasers for the Partnership’s interests in Properties, the inability to agree on an acceptable purchase price or contract terms, fluctuations in the market value of the Properties, general economic conditions and other factors set forth in this Consent Solicitation Statement. We further caution Limited Partners that the discussion of these factors may not be exhaustive.

We undertake no obligation to update any forward-looking statements that may be made to reflect any future events or circumstances.

Limited Partners who vote against the Proposals will not have any rights of appraisal or similar rights.

THE LIQUIDATION AND DISSOLUTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR THE MERITS OF THE PROPOSED TRANSACTION, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

QUESTIONS AND ANSWERS
ABOUT THIS CONSENT SOLICITATION STATEMENT AND THE PROPOSED LIQUIDATION AND DISSOLUTION

BACKGROUND

Q: WHY HAVE I RECEIVED THIS CONSENT SOLICITATION STATEMENT?

A: You have received this Consent Solicitation Statement in order to vote on two mutually exclusive Proposals being presented for Limited Partner consent (Proposals 1 and 2). You are entitled to vote because, according to the records of the Partnership, you owned Limited Partner units in the Partnership on [    ], 2006. Even if you have sold some or all of your units since that date, if you owned units on [    ], 2006, you are entitled to vote.

In addition, we are asking you to withhold consent to Proposal 3, which is being put forward by the Park Group, which is seeking to remove the General Partners and elect a member of its group as a new general partner of the Partnership. You may already have received a solicitation from the Park Group. We strongly recommend that you vote to “WITHHOLD CONSENT” on Proposal 3 on the white proxy card, and urge you to discard the green card sent to you by the Park Group.

Proposal 1 is a proposal submitted for your approval by the Managing General Partner and authorizes the Managing General Partner to dissolve and liquidate the Partnership in an orderly manner and make final cash distributions to the Limited Partners, without further approval of the Limited Partners. Proposal 1 represents what we believe already to be within the powers of the Managing General Partner under the Partnership Agreement. Proposal 2 represents an alternative to Proposal 1 requested by Bond. Because the Managing General Partner firmly believes that Proposal 2 is not in the best interests of the Partnership, it is submitting Proposal 1 to the Limited Partners to allow the Managing General Partner to continue to act in the best interest of the Partnership by conducting a disposition strategy for the Partnership’s assets with a view toward ultimate dissolution of the Partnership and cash distributions to the Limited Partners.

Proposal 2 was submitted by a Limited Partner holding more than 10% of the Units with a request that the Partnership submit Proposal 2 to a vote of all Limited Partners. If this Proposal is approved and implemented and Proposal 1 is not approved, the Partnership will be required to seek Limited Partner approval for the Partnership to sell or otherwise dispose of any Local Limited Partnership interest or approve the sale or other disposal of a substantial portion of any Local Limited Partnership’s assets to the extent that the Partnership or an affiliated person of the Partnership has any control over such sale or disposal. Proposal 2 will be effective only upon (i) its approval by the holders of a majority of the outstanding Limited Partner units in the Partnership entitled to vote, (ii) Proposal 1 not receiving approval by a majority of the outstanding Limited Partner units in the Partnership, and (iii) consent to its implementation by the General Partners. The Managing General Partner has the right not to consent, and may not consent, to the proposed amendment even if a majority of Limited Partners vote “For” Proposal 2, and is submitting Proposal 2 to a vote of the Limited Partners without waiver of its right to withhold consent to implementation of the proposed amendment.

PROPOSAL 1: THE LIQUIDATION AND DISSOLUTION

Q: DOES THE MANAGING GENERAL PARTNER RECOMMEND THAT I CONSENT TO PROPOSAL 1?

A: Yes. The Managing General Partner recommends that Limited Partners consent to the Liquidation and Dissolution, without requiring further consents from Limited Partners, by marking the box entitled “FOR” with respect to Proposal 1 on the enclosed consent card and returning it promptly in the enclosed postage-prepaid envelope or faxing it to the Partnership’s transfer agent, ACS, at (214) 887-7411. The Managing General Partner, however, has conflicts of interest in recommending the Liquidation and Dissolution, in part due to the amounts that the Managing General Partner will be eligible to receive if the Liquidation and Dissolution is implemented. For additional information regarding our conflicts of interest, see “WHAT YOU SHOULD KNOW BEFORE VOTING ON THE PLAN OF LIQUIDATION AND DISSOLUTION-- Interests of Certain Persons in the Liquidation and Dissolution.”

Q: WHAT WILL HAPPEN IF PROPOSAL 1 IS APPROVED AND THE PARK GROUP’S PROPOSAL TO REMOVE THE GENERAL PARTNERS IS NOT APPROVED BY LIMITED PARTNERS?

A: If the Liquidation and Dissolution as set forth in Proposal 1 is approved and Proposal 3 is not approved, regardless of whether Proposal 2 is also approved, we will seek to market and sell the Partnership’s interests in Properties or the Properties themselves to independent entities in an orderly manner and distribute the net proceeds to the Partners in accordance with the terms of the Partnership Agreement, as amended.  Following these steps, we will take all necessary steps to terminate the Partnership. We expect that it will take approximately 24 months from the date of the Limited Partners’ approval of the Liquidation and Dissolution to sell the Partnership’s interests in all of the Properties. Dissolution can be a complex process that may depend on a number of factors, some of which are beyond our control. Accordingly, we cannot assure you that the Liquidation and Dissolution will be completed within the specified time frame. Completion of the Liquidation and Dissolution may also be subject to certain risks; see “WHAT YOU SHOULD KNOW BEFORE VOTING ON THE PLAN OF LIQUIDATION AND DISSOLUTION-- Risks of the Plan of Liquidation and Dissolution.” Once the Liquidation and Dissolution process has been completed, the final cash distributions to the Limited Partners will be made.

Q: WHAT DOES THE PLAN OF LIQUIDATION AND DISSOLUTION INVOLVE?

A: We are proposing a Plan of Liquidation and Dissolution to sell all of the Partnership's Properties, pay or make provision for all Partnership obligations and liabilities, distribute the available cash to the Partners and terminate the Partnership. Throughout this Consent Solicitation Statement, sale of the interests in the Local Limited Partnerships, or an Apartment Complex owned by the Local Limited Partnerships, may be referred to as a “sale of an Apartment Complex” or a “sale of a Property.”

Q: WHY IS THE MANAGING GENERAL PARTNER PROPOSING TO SELL THE PARTNERSHIP PROPERTIES AT THIS TIME?

A: We believe the current environment is favorable for selling real estate assets (due to low interest and capitalization rates), and we believe that Bond’s proposal would be disadvantageous to the Partnership’s ability to dispose of assets in such a favorable market. We therefore are recommending the Plan of Liquidation and Dissolution in order for the Partnership to maximize the principal benefits of owning the Properties. The tax benefits in the form of tax losses and tax credits which have been made available for Limited Partners to use to offset income from other sources have substantially ended. It is the Managing General Partner’s belief that the sale of the Properties will maximize the Limited Partners’ potential to obtain current income through cash distributions. The Partnership has already held many of the Properties longer than the originally contemplated holding period of fifteen years. Many Limited Partners have inquired about possible exit strategies because now that the tax credits and other benefits have been substantially achieved, they feel burdened by the Schedule K-1 tax reporting requirements of the Partnership and/or they have few opportunities to liquidate their investment due to the absence of a recognized market for the Partnership interests. Although no assurance can be given, based on historical secondary market sales and expected liquidation proceeds, liquidation is likely to achieve a greater price per unit than a sale on the secondary market.

Also, the Properties’ values may depreciate over time unless significant additional investments are made to upgrade the Properties, and causing the Partnership to make such investments is not currently contemplated by the Managing General Partner. By liquidating the Partnership, the Managing General Partner is fulfilling the expected disposition of the Partnership’s assets after the 15-year compliance period.

At its inception, the Partnership had investments in 37 Local Limited Partnerships. Today, the Partnership retains interests in only 13 of those Local Limited Partnerships. At its current size, the Partnership realizes fewer benefits from the management efficiencies that occur when operating multiple properties. Certain expenses of the Partnership, such as audit fees, management fees, tax return preparation and K-1 preparation costs, are relatively fixed and do not vary significantly with the number of properties owned. Consequently, the Managing General Partner is of the view that the proposed Liquidation and Dissolution would provide the most profitable and efficient manner to distribute the Partnership’s remaining value to the Limited Partners.

Accordingly, the sale of the Local Limited Partnership Properties appears to be in the best interests of the Partnership and its Limited Partners.

The Managing General Partner believes that the Partnership Agreement gives it the authority to sell or dispose of Partnership Properties without Limited Partner consent except for a sale of all or substantially all of the Partnership’s assets at one time, and even such sales are expressly permitted without Limited Partner consent in connection with liquidation upon dissolution of Partnership. Two limited partners, Bond and Park, G.P., Inc., which are entities associated with each other, have challenged the Managing General Partner’s right to sell or dispose of the Partnership’s Properties without Limited Partner consent. There are currently lawsuits pending in State courts in Massachusetts and Missouri between the Partnership and Managing General Partner, on the one hand, and Bond and Park, G.P., Inc. on the other hand, relating to the Managing General Partner’s authority under the Partnership Agreement to make dispositions of Properties without Limited Partner consent. In connection with that challenge, Bond requested that Proposal 2 be presented for vote to the Limited Partners. Because the Managing General Partner firmly believes that Proposal 2 is not in the best interests of the Partnership, it is submitting Proposal 1 to the Limited Partners to authorize the Managing General Partner to continue to act in the best interest of the Partnership by conducting a disposition strategy for the Partnership’s assets with a view toward ultimate dissolution of the Partnership and cash distributions to the Limited Partners.

Q: WILL I OWE ANY FEDERAL INCOME TAX AS A RESULT OF THE LIQUIDATION AND DISSOLUTION?

A:  The sale of the Properties may generate both ordinary income and capital gain or loss to the Limited Partners for United States federal income tax purposes. Distribution of the liquidation proceeds may result in additional capital gain or loss to the Limited Partners for United States federal income tax purposes. Tax matters are very complicated and your tax consequences depend on a variety of factors, including your personal financial situation and whether you purchased your Limited Partner units in the original offering or the secondary market. Limited Partners who have unused passive losses from the Partnership should be able to use those losses to offset any gain from the sale of Properties. Please consult your tax advisor to determine the tax consequences of the Liquidation and Distribution. See “WHAT YOU SHOULD KNOW BEFORE VOTING ON THE PLAN OF LIQUIDATION AND DISSOLUTION -- Material Federal Income Tax Considerations.”

PROPOSAL 2: AMENDMENT OF THE PARTNERSHIP AGREEMENT

Q: DOES THE MANAGING GENERAL PARTNER RECOMMEND THAT I CONSENT TO PROPOSAL 2, REGARDING THE AMENDMENT TO THE PARTNERSHIP AGREEMENT PROPOSED BY ONE OF THE LIMITED PARTNERS?

A: No. The Managing General Partner recommends voting “AGAINST” Proposal 2 pertaining to the amendment to the Partnership Agreement.

Q: WHY DOES THE MANAGING GENERAL PARTNER RECOMMEND VOTING “AGAINST” PROPOSAL 2?

A: If Proposal 2 is approved and implemented by the Managing General Partner and Proposal 1 is not approved, the Managing General Partner will be required to solicit Limited Partner consents for the sale of each Property. This requirement, in the opinion of the Managing General Partner, is inconsistent with the expectations of the Limited Partners and the purposes of the Partnership, and will significantly increase the cost to the Partnership and hinder the Partnership’s ability to favorably sell or dispose of its assets in the future. Further, the Managing General Partner believes that Proposal 2 may be inconsistent with the terms of the Partnership Agreement and the powers that may be exercised by Limited Partners.

Furthermore, in the event Proposal 2 is approved by the Limited Partners and the General Partners consent to its implementation, the Partnership would then be required to undergo the expense, time and distraction of soliciting consents from Limited Partners each time the Managing General Partner believed it to be in the best interests of the Partnership and the Limited Partners to sell a Property. The inherent delays caused by this requirement may reduce the level of interest of potential buyers in a Property, may prolong the amount of time for any Property sale and may reduce the amount received from any sale and distributed to Limited Partners. In addition, such a requirement may prolong the existence of the Partnership, resulting in the continuation of receipt of tax Forms K-1 by the Limited Partners as well as the continuation of the costs associated with existence as a publicly-traded partnership. As a result, if implemented, Proposal 2 would lead to unnecessary, expensive, time consuming and distracting solicitations by the Partnership.

Bond, the Limited Partner which proposed the amendment, is a secondary market investor which purchased most of its units in the Partnership last year. We believe its investment strategy with respect to the units is very different from that of the typical investor in the Partnership. Bond is affiliated with a real estate management company and may have objectives with respect to the Properties that differ from the best interests of the Partnership. Furthermore, Bond’s tax considerations regarding its ownership of the Partnership units may differ significantly from that of the typical investor in the Partnership. Section 754 of the Internal Revenue Code permits a partnership to elect to adjust the tax basis of partnership property when interests in that partnership transfer. However, as a result of the complexities of tax accounting required, as a stated policy which has been in place since formation of the Partnership, the Managing General Partner has not made such elections. The implication for recent unit purchasers such as Bond is that their "inside" tax basis in their units is the assumed basis from their seller. This inside tax basis has been reduced by deductions from tax losses and depreciation over the years. When Properties are sold, this inside tax basis will result in larger taxable gains for a secondary market purchaser than if its unit purchase price had been used for its tax basis ("outside" basis). At the time when all of the Partnership's Properties are sold and the Partnership is liquidated, the secondary market purchaser is permitted to finally use its outside basis. As a result of these inside/outside tax basis differences, secondary market purchasers sometimes prefer that partnerships not sell properties at all, pair taxable loss and gain transactions in the same year to offset the gains, or engage in portfolio sales where all properties are sold at once. This may be different than the objective of investors who do not have an inside/outside basis issue, and who merely want to sell properties as soon as feasible for the highest possible price.

We believe that Bond’s different tax considerations are the primary reason for its proposal, and may limit the Partnership’s ability to sell its assets at the optimal sales price. We believe the current environment is favorable for selling real estate assets (due to low interest and capitalization rates), and we believe that Bond’s proposal would be disadvantageous to the Partnership’s ability to dispose of assets in such a favorable market.

Q:  WHAT HAPPENS IF BOTH PROPOSAL 1 AND PROPOSAL 2 ARE APPROVED BY A MAJORITY OF LIMITED PARTNER UNITS?

A: Because the Proposals are mutually exclusive and cannot both be enacted, if a majority of Limited Partners vote “For” both Proposals, the Managing General Partner intends to implement Proposal 1, governing the Liquidation and Dissolution of the Partnership without further consent of the Limited Partners, and Proposal 2 will not be implemented.

Q: WHAT IF BOTH THE PROPOSAL 1 AND PROPOSAL 2 ARE NOT APPROVED?

A: If the Plan of Liquidation and Dissolution and the proposal to amend the Partnership Agreement are not approved by the requisite number of Limited Partners, then the Partnership will continue to operate as a legal entity with its assets and liabilities and the Partnership will continue to dispose of Properties as the Managing General Partner deems in the best interest of the Partnership. As discussed above, Proposal 1 represents what we believe already to be within the powers of the Managing General Partner under the Partnership Agreement. If neither Proposal is approved, the Managing General Partner will continue to sell or dispose of the Partnership’s Properties in accordance with our obligations and authority under the Partnership Agreement.

PROPOSAL 3: REMOVAL OF THE GENERAL PARTNERS AND ELECTION OF EVEREST HOUSING MANAGEMENT, LLC AS SUCCESSOR GENERAL PARTNER

Q:  DOES THE MANAGING GENERAL PARTNER RECOMMEND VOTING TO "WITHHOLD CONSENT" ON PROPOSAL 3?

A: Yes. Your Managing General Partner strongly recommends that you vote to “WITHHOLD CONSENT” on Proposal 3 on the white proxy card, and strongly urges you not to provide your consent to the removal of the General Partners and the election of a member of the Park Group as new general partner. Do not sign any green card this dissident group may send you.

Q:  WHY DOES THE MANAGING GENERAL PARTNER RECOMMEND VOTING TO "WITHHOLD CONSENT" ON PROPOSAL 3 ON THE WHITE PROXY CARD?

A: We strongly believe that the Park Group is trying to take control of the Partnership for its own special agenda and that its agenda is contrary to the best interests of the Limited Partners other than the Park Group. The Park Group may be differently situated from most other Limited Partners, and may have different tax and other considerations that may cause it to act contrary to your interests. The Park Group has given no other viable explanation for wanting to remove the General Partners.

The Park Group's proposal would interfere with the implementation of the General Partners’ proposal (Proposal 1) to liquidate the Partnership to provide you cash as soon as practicable. You should also consider carefully that the Park Group's proposal is based on numerous misleading and incomplete statements, as described below, and that the Park Group fails to disclose important facts about the conduct and character of certain of its members. In addition, the Managing General Partner and its affiliates have had a long and successful history of managing low income housing tax credit limited partnerships and successfully handling the dispositions of the assets of such limited partnerships. In contrast, the Park Group is putting forth a candidate to replace the General Partners who has no experience managing low income housing tax credit limited partnerships. Therefore, even if the Partnership were to continue to operate, there is no reason to think that the Park Group's candidate would provide any better management of the Partnership than that which has been provided by the Managing General Partner. Furthermore, the Managing General Partner believes that the Park Group’s candidate likely would manage the Partnership with an eye toward maximizing the investments of the members of the Park Group rather than the best interests of the Limited Partners as a whole.

Additionally, the Park Group's proposal is based on numerous misleading and incomplete statements. The Park Group in its preliminary solicitation materials on file with the Securities and Exchange Commission has listed five reasons why it wants to replace the current General Partners. None of them hold any water. All of their assertions are based on misleading statements and missing information that you should take into consideration. In particular:

The Park Group mistakenly asserts:

that it wants to "sell and liquidate local limited partnership interests to maximize cash distributions to the Limited Partners and limit the negative tax consequences to the Limited Partners."

You should know:

that the Managing General Partner's Proposal 1 to Liquidate the Partnership and provide the final cash distribution as soon as possible is intended to allow the Limited Partners to obtain the full value of their interests as soon as practicable now that they have received the full tax credit benefit. In contrast, the Park Group states its intention to continue to operate the Partnership long after the period during which the tax credit benefits to the other Limited Partners have run their course. The Park Group, who obtained their units in secondary market purchases or pursuant to "mini-tenders" undoubtedly will have their own special tax and other considerations at the forefront in structuring any asset sales in the years that may lie ahead during the continued operation of the Partnership. You should bear this in mind when you read their remarks about "limit[ing] the negative tax consequences to the Limited Partners." See also the response to “Why Does the Managing General Partner Recommend Voting ‘Against’ Proposal 2?” on page 9 of this Consent Solicitation Statement.

To date, the Managing General Partner has successfully managed the Partnership to deliver the tax credit benefits that were the principal objective of the Partnership in the best interest of the Limited Partners. The Managing General Partner intends to seek disposition of the Partnership’s assets in a manner most favorable to the Limited Partners as a whole. To the extent the Park Group means to imply otherwise, they are incorrect and being deliberately misleading.

The Park Group mistakenly asserts:

that "the current general partners have sold assets in a manner that [the Park Group] believe[s] has not been in the best interest of the Limited Partners. In one instance, the current general partners paid cash to sell a local limited partnership and created taxable income for the Limited Partners with no cash distribution to the Limited Partners."

You should know:

Apparently the “one instance” the Park Group is referring to is a transfer of a limited partnership interest effective January 1, 2005, and they are deliberately distorting the transaction’s terms and benefits to the Partnership. As the Managing General Partner explained to Park months ago and as noted in the Partnership's March 31, 2005 Form 10-K, the Partnership received a contingent note for its transfer of the local limited partnership interest relating to an apartment complex in Puerto Rico. That contingent note grants the Partnership 50% of all future net receipts from the local partnership interest. The Partnership paid a very small amount, $2,500, to a third party (located in California) to buy out a preexisting contract that would have allowed for the transfer of the limited partnership interest to that third party. The Managing General Partner concluded in its business judgment that it was more beneficial to the Partnership to buy out that contract for $2,500 and transfer the limited partnership interest to the local general partner (located in Puerto Rico) in exchange for the contingent note than to transfer the interest to the third party in exchange for a similar note.

It is therefore simply not the case that the transfer was effected only for payment of cash by the Partnership. Indeed, The simple fact is that the tax credits for the underlying real estate had run their course, and the real estate had no residual value in excess of existing debt on the property. It would have cost the Partnership continued asset management fees to retain the local limited partnership interest. Furthermore, the terms of the transaction were reviewed on behalf of the Partnership by a third-party and found to have been reasonable.

The Park Group mistakenly asserts:

that the General Partner is "wasting the Partnership's cash on needless litigation that seeks to protect the current managing general partner from being required to provide books and records to the Limited Partners . . ."

You should know:

The Park Group seems to imply that there are unrelated third parties who have asked for information and that the General Partner is spending money stonewalling those third parties. Indeed, it is not until many pages into the solicitation materials that they reveal that two members of their group were the ones who started two separate lawsuits against the Partnership. What the Park Group also does not tell you is that it is their own members' requests for non-public information that created the need for court action to protect against improper use of that information. Indeed, Park refused to sign a confidentiality agreement that would protect against misusing confidential information of the Partnership in a way contrary to the other Limited Partners' best interests. Since it is the Park Group itself whose conduct caused these expenses to be incurred, it is they who are "wasting the Partnership's cash." Why didn't they (and why don't they) just drop those requests (or agree to a confidentiality agreement that would protect Limited Partners) if they are truly concerned about litigation costs that they created? The members of the Park Group could eliminate the various lawsuits relating to their “books and records claims” at any time by withdrawing their requests.

Indeed, when the Managing General Partner did provide non-public information about the Partnership to one of the members of the Park Group, Everest Housing Investors 2, L.P. (“EHI2”) in 2003, it did so under the terms of a confidentiality agreement. However, the Managing General Partner believes that EHI2 proceeded to violate the confidentiality agreement. Therefore, the Partnership has asserted a claim against EHI2 for this violation.

The Park Group mistakenly asserts:

that a meeting was demanded to vote on the issue of possibly removing a general partner of Leawood.

You should know:

The Park Group is referring to a particular request by one of its members for a meeting where their request did not follow the Partnership Agreement’s requirements for such requests. In addition, as the Managing General Partner explained in lengthy correspondence with that Park Group member, it would have been contrary to the interests of the Partnership to hold a meeting to vote on removing one of the local limited partnership general partners without first identifying a proposed replacement general partner, which the Park Group member never did.

The Park Group mistakenly asserts:

that the current general partners have repeatedly violated the partnership agreement by not scheduling properly requested meetings or sending out properly requested ballots as required under the partnership agreement.

You should know:

The Park Group seems to be referring here to a series of back and forth correspondence that ultimately led to the proposal that is contained as Proposal 2 to this solicitation. For the reasons stated elsewhere, the Managing General Partner strongly believes that you should vote against Proposal 2.

The Park Group mistakenly asserts:

that the current general partners have refused to provide any records justifying the amounts that they have charged compared to the amounts that independent parties would charge for general and administrative costs.

You should know:

The amounts charged to the Partnership by the Managing General Partner and/or its affiliated entities are properly disclosed in the Partnership’s public financial statements, and have been reviewed by the Partnership’s outside auditors. The Managing General Partner believes that the amounts that have been charged to the Partnership comply in all regards with the provisions of the Partnership Agreement and are otherwise reasonable.

The Park Group also fails to disclose important facts about the conduct and character of key members of the group. Park G.P., Inc. and Bond, and other members of the group, are controlled by an individual named David L. Johnson.

What You Should Know About Bond and David L. Johnson

In March of 2002, a federal court civil jury found that Mr. Johnson committed fraud and breach of fiduciary duty in his dealings with limited partnerships managed by companies controlled by Mr. Johnson. That same jury also found that Bond conspired to commit fraud, and that Mr. Johnson and Bond “each acted with malice, oppression or fraud.” In addition to an award of compensatory damages, a $1.6 million punitive damages award was entered against Mr. Johnson and several companies that Mr. Johnson controlled were removed as general partners of the limited partnerships. (National Corporate Tax Credit Fund et al. v. Bond Purchase, L.L.C., et al.). The Park Group’s consent solicitation materials note that, after the jury finding and pending appeal, the parties to the litigation settled their disputes and, following the settlement, the court vacated the judgment. However, those subsequent events do not change the fact that the jury that viewed the evidence found Mr. Johnson to have committed fraud and Bond to be a conspirator in the fraud and that both acted with “malice, oppression or fraud.”

In April 1998, the Court of Appeals of Missouri ruled that a company owned by Mr. Johnson and his wife had attempted to “play fast and loose with the court” in that company’s maneuvers to increase its voting control over a publicly traded real estate partnership. The court also ruled that Mr. Johnson’s company’s actions “epitomize a lack of good faith in the subject matter of the suit” and that his company “is also barred [from obtaining the requested relief] by its unclean hands.” (State of Missouri ex. Rel. Kelcor, Inc. v. The Nooney Realty Trust, Inc.)

This is the man behind Proposals 2 and 3. We don’t believe it would be in your best interests to allow his group to control the Partnership.

The Managing General Partner therefore recommends that you vote to "WITHHOLD CONSENT" on Proposal 3 on the white proxy card. The Managing General Partner also urges you to DISCARD THE GREEN PROXY CARD.

These are the primary reasons that the Managing General Partner recommends that you vote to "WITHHOLD CONSENT" on Proposal 3 on the white Proxy Card. Additional background and more detailed information are included in the section entitled "What You Should Know Before Voting On Removing The Current General Partners and Substituting One of the Park Group Members." For the same reasons, the Managing General Partner Recommends that you DISCARD THE GREEN PROXY CARD that is being sent by the Park Group.

Q:  WHAT HAPPENS IF THE PARK GROUP’S REMOVAL PROPOSAL IS APPROVED?

A: If a majority of the Limited Partners vote in favor of the proposal on the green proxy cards that are being provided by the Park Group in their consent solicitation materials, the General Partners will be removed, and a newly formed entity, called Everest Housing Management, LLC, which will be an affiliate of one of the members of the Park Group, will become the new general partner. The Managing General Partner cannot give any assurance that the Partnership will be well managed, or will be managed for the best interests of the Limited Partners other than the Park Group members, if that occurs. It appears from the proxy solicitation materials filed by the Park Group that their proposed candidate for a replacement general partner intends to continue to operate the Partnership and does not intend to liquidate the Partnership in the near future.

CONSENT SOLICITATION PROCESS

Q: AM I REQUIRED TO VOTE ON THE PROPOSALS?

A: No. You are not required to vote. If you fail to send in your consent card, it will have the same effect as a vote “AGAINST” the Liquidation and Dissolution (Proposal 1), and the amendment to the Partnership Agreement (Proposal 2).

Q: AM I ALLOWED TO VOTE “FOR” BOTH OF PROPOSALS 1 AND 2?

A: No. The first two Proposals are mutually exclusive. Therefore, if a majority of limited partnership units vote “For” both Proposals, the Managing General Partner intends to implement Proposal 1, governing the Liquidation and Dissolution of the Partnership without further consent of the Limited Partners, and Proposal 2 will not be implemented.

Q: WHAT HAPPENS IF I VOTE TO "WITHHOLD CONSENT" ON PROPOSAL 3 ON THE WHITE PROXY CARD?

A: A vote to "WITHHOLD CONSENT" on the white proxy card will have the effect of revoking any prior vote that you may have made on the green proxy card that is being sent by the Park Group. If you discard the green proxy card or vote "Against" the proposal on the green proxy card being sent by the Park Group, a later vote to "WITHHOLD CONSENT" on the white proxy card will also have the effect of a vote "Against" the proposal on the green proxy card being sent by the Park Group.

Q: WHAT HAPPENS IF I VOTE "DOES NOT WITHHOLD CONSENT" OR "ABSTAIN" ON PROPOSAL 3 ON THE WHITE PROXY CARD?

A: The Managing General Partner is not affirmatively soliciting votes in favor of the Park Group's proposals, and indeed is strongly recommending that you vote to WITHHOLD CONSENT on the white proxy card and either discard the green proxy card or vote "AGAINST" or to "ABSTAIN" on the green proxy card. In order for the Park Group to prevail on its own proposal, it must affirmatively obtain a majority of votes on its separate solicitation. Therefore, a vote "DOES NOT WITHHOLD CONSENT" or to "ABSTAIN" on Proposal 3 on the white card will not be counted as an affirmative vote in favor of the Park Group's proposal.

Q: HOW LONG DO I HAVE TO CONSENT?

A: You may submit your signed white consent card now. Please mark your vote, sign and return the white consent card using the enclosed postage pre-paid envelope provided or fax it to the Partnership’s consent transfer agent, ACS at (214) 887-7411. In order for your consent card to be accepted, it must be received by 5:00 p.m., Eastern Time, on May 31, 2006, unless this period is extended by the Managing General Partner. Limited Partners are urged to return their white consent cards as promptly as practicable prior to the Expiration Date. See “CONSENT PROCEDURES - Approval Date; Extensions; Amendment.”

Q: CAN I REVOKE MY CONSENT?

A: Yes. Limited Partners may withdraw or revoke their consent at any time prior 5:00 p.m., Eastern Time, on the Expiration Date. To be effective, a written or facsimile revocation or withdrawal of the consent card must be received by the transfer agent prior to such time and addressed as follows: Boston Financial Consent, c/o ACS Securities Services, Inc., 3988 N. Central Expressway, Building 5, Floor 6, Dallas, Texas 75294; or by facsimile to ACS at (214) 887-7411. A notice of revocation or withdrawal must specify the name of the record holder of the Limited Partner units, and the name of the person executing the previous consent card, if different. A notice of revocation must be executed in the same manner as the previous consent card to which the change relates, and must specify the Proposal or Proposals for which the revocation or change applies. Any such changes made in accordance with this Consent Solicitation Statement will be effective only with respect to the Limited Partner units listed on the card and only with respect to the Proposal(s) indicated.

Q: DO LIMITED PARTNERS HAVE APPRAISAL RIGHTS?

A: Under applicable state law, Limited Partners are not entitled to appraisal rights with respect to the value of their interests. There will not be any procedure by which a Limited Partner can seek an alternative valuation of his or her units, regardless of whether the Limited Partner does or does not consent to the Proposals.

PROPOSAL 1:
WHAT YOU SHOULD KNOW BEFORE VOTING ON THE PLAN
OF LIQUIDATION AND DISSOLUTION

The information contained in this Consent Solicitation Statement with respect to the Liquidation and Dissolution is qualified in its entirety by reference to the Plan of Liquidation and Dissolution and the Partnership Agreement. A copy of the Plan of Liquidation and Dissolution is attached to this Consent Solicitation Statement as Appendix A and is incorporated herein by reference. You are urged to read and review the Plan of Liquidation and Dissolution and to consult with your advisors concerning it and this Consent Solicitation Statement.

VOTE REQUIRED TO APPROVE

Proposal 1, to approve the Plan of Liquidation and Dissolution without requiring further consent of the Limited Partners for the sale of any Partnership Property, in accordance with the Partnership Agreement, will be approved upon receiving consents from a majority of the outstanding Limited Partner units entitled to vote, regardless of how Limited Partners vote on Proposal 2.
BACKGROUND AND REASONS FOR THE LIQUIDATION AND DISSOLUTION
The Partnership was formed in 1989 to invest in real estate by acquiring and holding limited partner interests in Local Limited Partnerships, which in turn own housing or apartment complexes. We believe the Partnership has maximized the principal benefit of owning these properties, producing tax benefits in the form of tax losses and tax credits which Limited Partners may use to offset income from other sources. The Partnership has already held some of the Properties longer than the originally contemplated holding period of fifteen years. Many Limited Partners have inquired about possible exit strategies because now that the tax credits and other benefits have been substantially achieved, they feel burdened by the Schedule K-1 tax reporting requirements of the Partnership and/or they have few opportunities to liquidate their investment due to the absence of a recognized market for the Partnership interests. Although no assurance can be given, based on historical secondary market sales and expected liquidation proceeds, liquidation is likely to achieve a greater price per unit than a sale on the secondary market.

Also, we recommend that you vote “FOR” Proposal 1 because we believe that the Properties’ values may depreciate over time unless significant additional investments are made to upgrade the Properties, and causing the Partnership to make such investments is not currently contemplated by the Managing General Partner. By liquidating the Partnership, the Managing General Partner is fulfilling the expected disposition of the Partnership’s assets after the 15-year compliance period. We believe the current environment is favorable for selling real estate assets (due to low interest and capitalization rates), and we believe that Bond’s proposal would be disadvantageous to the Partnership’s ability to dispose of assets in such a favorable market. Consequently, we are recommending that the Limited Partners approve the Liquidation and Dissolution.

Before recommending the Liquidation and Dissolution, we considered the benefits and risks associated with continuing the business of the Partnership. After weighing the benefits and risks of continuation, we believe that the Liquidation and Dissolution will have the greater likelihood of providing optimal economic benefits for the Limited Partners. We believe that the Liquidation and Dissolution provides the best alternative for the Limited Partners for the following reasons:

(1)
The Liquidation and Dissolution (Proposal 1) will provide Limited Partners with a return of capital, giving Limited Partners the opportunity to reinvest such funds to seek a higher rate of return. The Managing General Partner’s estimate of the range of values for the Partnership Properties (See “- Estimated Ranges of Value of Partnership Properties”) would result in a pretax liquidation valuation range of distributions of cash to the Limited Partners between $11,750,984 and $27,401,893 (between $172.25 and $402.20 per Limited Partner unit).

(2)
Currently, there is no established market for the Limited Partner units and Limited Partners are only able to sell their Limited Partner units in an informal and sparse secondary market, which contains a small number of participants with infrequent transactions. Liquidation and Dissolution of the Partnership will result in an accelerated return of capital to the Limited Partners and allow the conversion of their investment to cash. Although no assurance can be given, based on historical secondary market sales and expected liquidation proceeds, liquidation is likely to achieve a greater price per unit than a sale on the secondary market. See “THE PARTNERSHIP AND THE GENERAL PARTNERS -- Market for the Limited Partner Units.”

(3)
Proposal 1 will achieve quicker benefits to Limited Partners with respect to tax benefits and distributions than would be possible if Proposal 2 is approved and implemented. Limited Partners who have not been able to use passive losses generated by the Partnership will likely be able to use those losses upon Liquidation and Dissolution. Dissolution of the Partnership also will eliminate the annual filing of a Schedule K-1 and the yearly expense and possible delay to individual Limited Partners’ preparation of tax returns due to their investment in a limited partnership.

(4)
Dissolution of the Partnership will eliminate the costs of maintaining and administering a publicly-traded partnership, including fees associated with SEC filings and the requisite legal and accounting costs associated with compliance with SEC rules.

(5)
The Properties’ values may depreciate over time unless significant additional investments are made to upgrade the Properties, and causing the Partnership to make such investments is not currently contemplated by the Managing General Partner.

(6)	Substantially all of the tax credits from all of the Properties have been exhausted.

(7)
To the extent the Properties are not sold, they will continue to subject the Partnership to the risks inherent in the ownership of property, such as fluctuations in occupancy rates, operating expenses and rental rates, risks of natural disaster, all of which in turn may be affected by general and local economic or geographic conditions and by the supply and demand for rental apartment properties owned by the Local Limited Partnerships.

(8)
The sales of Properties after the expiration of the 15-year compliance period have always been a specific business objective of the Partnership, and we believe that the Liquidation and Dissolution is consistent with this objective and investor expectations.

The Managing General Partner considered retaining the Properties for a longer period of time to realize greater capital appreciation. However, the Properties’ values may depreciate over time unless significant additional investments are made to upgrade the Properties, and causing the Partnership to make such investments is not currently contemplated by the Managing General Partner. While the Managing General Partner is of the view that the Local Limited Partnerships might be able to borrow additional funds in order to finance these improvements, the Managing General Partner does not believe that increasing the level of debt of the Local Limited Partnerships would be in the best interests of the Partnership, if another alternative such as a sale is feasible. Increasing indebtedness on the Properties could place a financial strain on the Properties and significantly increase the risk of loss of ownership through foreclosure.

Accordingly, continuing the Partnership under its current business plan would subject the Limited Partners to the continued risks of ownership of real estate, which include changes in general or local economic conditions, changes in the supply of or demand for competing properties in the area of a property, changes in interest rates, and risk of natural disaster. It would also prolong the fixed costs associated with maintaining a public limited partnership, including audit fees and the administrative burden of annual filing of Schedule K-1 tax information. In addition, due to the depletion of depreciation deductions at the Local Limited Partnership level, it is possible that the Local Limited Partnerships may generate taxable income for the Partnership but not distribute sufficient cash for the Partnership to pass through to its Limited Partners to cover resulting tax liabilities. In view of the foregoing, the Managing General Partner is of the view that liquidation and dissolution would produce a better result for the Limited Partners than continuing to operate the Partnership in its current form indefinitely.

The Managing General Partner believes that the Partnership Agreement gives it the authority to sell or dispose of Partnership Properties without Limited Partner consent except for a sale of all or substantially all of the partnership’s assets at one time, and even such sales are expressly permitted without Limited Partner consent in connection with liquidation upon the dissolution of the Partnership. Two limited partners, Bond and Park, G.P., Inc. which are entities related to each other, have challenged the Managing General Partner’s right to sell or dispose of the Partnership’s Properties without Limited Partner consent. In connection with that challenge, Bond requested that Proposal 2 be presented for vote to the Limited Partners. Because the Managing General Partner firmly believes that Proposal 2 is not in the best interests of the Partnership, it is submitting Proposal 1 to the Limited Partners to authorize the Managing General Partner to continue to act in the best interest of the Partnership by conducting a disposition strategy for the Partnership’s assets with a view toward liquidation and dissolution of the Partnership and cash distributions to the Limited Partners. It is the Managing General Partner’s view that the proposed amendment set forth in Proposal 2 is not one, under the terms of the Partnership Agreement, which Limited Partners are entitled to approve without the consent of the Managing General Partner. Further, the Managing General Partner, by submitting Proposal 2 to a vote of the Limited Partners does not waive the Managing General Partner's right to withhold consent to the amendment proposed by Proposal 2.

No independent third party has reviewed or approved our recommendation. However, we believe that our recommendation is in the best interest of Limited Partners and, therefore, consistent with our fiduciary duties to the Limited Partners. Consequently, we recommend that the Limited Partners of the Partnership consent to the proposed Liquidation and Dissolution by marking the box entitled “FOR” next to Proposal 1 on the enclosed consent card.

Limited Partners are urged to consult with their independent financial and tax advisors prior to consenting to the Liquidation and Dissolution.

Ongoing Marketing Efforts for Sale of Certain Properties.

The following discussion provides a description of the remaining Properties held by the Partnership and the status of any current or ongoing efforts to dispose of the Properties. In general, the Managing General Partner has negotiated agreements that will allow for the ultimate disposition of three of the Properties. Please note that in the Partnership’s Form 10-K for the fiscal year ended March 31, 2005, the Partnership reported that the Managing General Partner had negotiated ten such agreements. That disclosure was made in error and should have reported that only five such agreements had been negotiated. That erroneous disclosure was corrected in each of the Forms 10-Q filed subsequently.

The Local General Partner of Greentree Village, located in Greenville, Georgia, expressed to the Managing General Partner some concerns over the long-term financial health of the Property. In response to these concerns and to reduce possible future risk, the Managing General Partner entered into a put agreement with the Local General Partner in which the Partnership has the right to ultimately transfer ownership of the Local Limited Partnership to the Local General Partner for a nominal price after the expiration of the 15-year tax compliance period (the “Compliance Period”). At the end of December 2005 the Managing General Partner approved the transfer of the Partnership’s interest in Greentree Village to its Local General Partner.

The Managing General Partner negotiated an agreement, effective January 1, 2006, with an unaffiliated entity to have the ability to transfer its interest in Orchard View, located in Gobles, Michigan, to the unaffiliated entity or its designee. The Compliance Period for the Property ended December 31, 2005. At the end of December 2005, the Managing General Partner approved the transfer of the Partnership’s interest in Orchard View to an unaffiliated entity. This transfer was effective as of January 1, 2006.

The Managing General Partner has the right to put the Partnership’s remaining 50% interest in the capital and profits of the Local Limited Partnership that owns BK Apartments (a/k/a Crosswinds Apartments), located in Jamestowne, North Dakota, to the Local General Partner any time after December 1, 2001. In addition, the Compliance Period expired on December 31, 2005. The Managing General Partner exercised its put option effective February 24, 2006, and as of that date the Partnership no longer holds an interest in this Property.

The Managing General Partner anticipates that the Partnership’s interest in the Local Limited Partnership that owns Carolina Woods, located in Greensboro, North Carolina, will be terminated upon the sale of the property, currently estimated to take place during the first half of 2006, to an unaffiliated entity. This transfer is expected to result in an immaterial amount of proceeds to the Partnership.

The Managing General Partner has a put option to transfer the Partnership’s interest in the Local Limited Partnership that owns Lakeside Square, located in Chicago, Illinois, at any time after December 31, 2006, the end of the Property’s Compliance Period, for $300,000, and the Local General Partner has a call option, with the same terms as the put option, that may be exercised any time after December 31, 2006.

The Managing General Partner anticipates that the Partnership’s interest in the Local Limited Partnership that owns Oakview Square, located in Chesterfield, Michigan, will be terminated upon the sale of the property, currently estimated to take place during the first half of 2006, to an unaffiliated entity.

The Managing General Partner anticipates that the Partnership’s interest in the Local Limited Partnership that owns Mayfair Mansions, located in Washington, DC, will be terminated upon the sale of the property, currently estimated to take place during 2006, to an unaffiliated entity.

The Partnership has a put option with an affiliate of the Allegheny County Housing Authority for the remaining 70% of the Partnership’s limited partner interest in the Local Limited Partnership that owns West Pine, located in Findlay, Pennsylvania, that is exercisable for $1 upon the expiration of the Compliance Period, on December 31, 2006.

Leawood Manor, located in Leawood, Kansas, was listed in September 2005 for sale with a commercial broker for a $20,000,000 asking price. The broker took initial bids on Leawood Manor on October 14, 2005. The highest bid received was in the amount of $20,750,000. The broker identified the highest bidder along with two other bidders as finalists in the bidding process and asked that the three final bidders submit their “best and final” offers in early November 2005. However, no best and final offers were received for the property, and the previous highest bidder informed the broker that the reason that it was not making a best and final offer was because of the delay and uncertainty caused by Leawood Manor being “in litigation” on the issues raised by Bond and its affiliate. There is no sale of Leawood Manor currently pending. Therefore, no distribution to the Limited Partners in connection with a sale of the Leawood Manor Property is anticipated in the immediate future. However, we plan to resume active marketing for the sale of Leawood Manor in the near future.

The Managing General Partner plans to resume its effort to sell the Partnership’s interest in Brookscrossing, located in Atlanta, Georgia to the Local General Partner. The Managing General Partner had previously submitted a proposal to the Local General Partner for the sale of the Partnership’s interest.

46th & Vincennes, located in Chicago, Illinois, Bentley Court, located in Columbia, South Carolina, Lancaster House North, located in Lancaster, Pennsylvania, Sencit Towne House, located in Shillington, Pennsylvania, and Town House Apartments, located in Allentown, Pennsylvania, are not currently being marketed for sale, as the Managing General Partner is in the process of developing a definitive exit strategy.

RISKS OF THE PLAN OF LIQUIDATION AND DISSOLUTION

In addition to the other information included elsewhere in this Consent Solicitation Statement, the following factors should be considered carefully in determining whether to approve the proposed Liquidation and Dissolution. There can be no assurance that the sale of the Partnership’s Properties will be consummated or that any of the estimates set forth in this Consent Solicitation Statement will be realized. You are cautioned not to attribute undue certainty to any estimates, which are based on a variety of assumptions relating to the properties, general business and economic conditions and other matters. The information contained in this Consent Solicitation Statement, including the minimum amount of proceeds from the sales of the Partnership’s Properties and the date by which consummation of the sales is anticipated to occur, are based on the Partnership’s current estimates and are subject to various and significant uncertainties, many of which are beyond the control of the Partnership. These uncertainties could cause the actual results to differ materially from the expectations of the Partnership and its Managing General Partner.

Uncertainty of Amount and Timing of Liquidating Distributions to Limited Partners. A number of factors will affect the amount and timing of liquidating distributions in the Liquidation and Dissolution, including the prices for which the Properties are sold, current or potential litigation involving any of the Properties, the condition of the real estate market during the Liquidation and Dissolution, the costs of liquidation and dissolution and other matters, which may be beyond the control of the Partnership. Due to numerous variables, the Partnership can only estimate the amount of cash that will actually be distributed to you. In addition to the above factors, the Partnership does not control most of the Local Limited Partnerships that may sell assets in the Liquidation and Dissolution, thereby increasing the length of time necessary for such sales. There can be no assurance that the Partnership’s assets can be sold within a reasonable period of time. As a result, we cannot guarantee or otherwise assure you as to the amount or timing of liquidating distributions to Limited Partners. See “Plan of Liquidation and Dissolution.”

Sales of Assets Pursuant to the Plan of Liquidation and Dissolution Are Not Subject to Limited Partner Approval. If the Limited Partners approve the Liquidation and Dissolution, the Managing General Partner will work toward disposition of its interests in the Properties as well as facilitate the sale or other disposition of assets of the Local Partnerships. Limited Partners will have no right or opportunity to vote on such sales or other dispositions. Therefore, by consenting to the Liquidation and Dissolution, Limited Partners are granting us authority to sell all of the Partnership’s assets upon terms and conditions which we deem appropriate. See “Plan of Liquidation and Dissolution.”

The General Partners have Conflicts of Interest. Consummation of the Liquidation and Dissolution will eliminate any potential liability of the General Partners for liabilities of the Partnership that could arise in the continued operation of the Partnership. In addition, your Managing General Partner may be entitled to certain fees upon the sale of a Property. See discussions within “Current Order Of Distributions Of Sale Proceeds Received By The Partnership” and “Fees of the General Partners.” Additionally, the Local General Partner of Leawood Manor is an affiliate of the Managing General Partner and may receive certain proceeds upon the sale of the property held by the Local Limited Partnership, prior to distributions to the Partnership.

Delay in Receiving Certain Benefits of Sale. The Partnership Agreement authorizes us to utilize proceeds from the sales of Properties to establish reserves for authorized Partnership purposes. We may reserve some of the remaining undistributed proceeds from the sale of Properties for such purposes, such as reserves for unknown liabilities, legal fees, audit costs, fees and tax return preparation.

Lack of Independent Representation. The Partnership has not retained an independent representative to act on behalf of the Limited Partners or the Partnership in designing the overall structure of the Liquidation and Dissolution. In addition, we do not intend to employ an independent agent to structure and negotiate the terms and conditions (including the consideration to be received) upon which the Partnership’s assets will be sold. The Partnership did not seek to obtain an opinion relating to the fairness to the Limited Partners of the proposed Liquidation and Dissolution. Sometimes third party brokers are used in the sale of Properties by the Local Limited Partnerships. There can be no assurance that we can obtain better results for the Partnership in the sale of Properties than would otherwise be obtained by a third party broker or the general partners of the Local Limited Partnerships (the “Local General Partners”). No sales, however, will be made to affiliates of the General Partners.

Indemnification Under the Partnership Agreement. The Partnership Agreement provides that no General Partner shall be liable to the Partnership or any of the Limited Partners for any act or omission performed or omitted by any General Partner if such General Partner in good faith, determined that the conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct. As a result of these provisions, Limited Partners may have more restricted rights of action than they would otherwise have if such restrictions had not been included in the Partnership Agreement.

If a claim were made against the General Partners in connection with their actions on behalf of the Partnership with respect to the Liquidation and Dissolution, they would most likely seek to be indemnified by the Partnership with respect to such claim. As a result of these indemnification rights, a Limited Partner's remedy with respect to claims against the General Partners relating to their involvement in the Liquidation and Dissolution could be more limited than the remedies that would have been available absent the existence of these rights in the Partnership Agreement. A successful claim for indemnification, including the expenses of defending a claim made, would reduce the Partnership's assets by the amount paid.

Loss of Opportunity to Benefit from Future Events. The primary disadvantage of disposing of the Properties pursuant to the Liquidation and Dissolution is that there can be no assurance that the Liquidation and Dissolution will result in greater returns to Limited Partners than a continuation of the Partnership. After the Liquidation and Dissolution, the Partnership will not benefit from possible improvements in economic and market conditions that could produce increased cash flow and enhance the sales prices of the Properties. In addition, there can be no assurance that the proposed Liquidation and Dissolution will result in greater returns to you than a merger of the Partnership with another entity, a refinancing of some or all of the Partnership’s properties or any other strategic alternative, whether or not considered by the Managing General Partner.

PLAN OF LIQUIDATION AND DISSOLUTION

The Liquidation and Dissolution is to be effected in accordance with the terms and conditions set forth in the proposed Plan of Liquidation and Dissolution and the Partnership Agreement. Upon approval of the Liquidation and Dissolution, the Managing General Partner will, without obtaining further consent of the Limited Partners (1) seek to sell the assets of the Partnership to third parties unrelated to the Managing General Partner and its principals and use the sales proceeds and/or other Partnership funds to pay all expenses and fees in connection with such sales, including the Subordinated Disposition Fee if earned, (2) pay or make provision for payment of all Partnership obligations and liabilities, and (3) distribute the remaining assets as set forth in the Partnership Agreement, and as described in this Consent Solicitation Statement. The Subordinated Disposition Fee is defined in the Partnership Agreement and generally refers to the fee paid to the Managing General Partner or an affiliate equal to 1% of the sales price of a Property owned by a Local Limited Partnership, if the Managing General Partner or an affiliate provides a substantial amount of services in the sales effort.

We will then file a Certificate of Cancellation with the Secretary of the Commonwealth of Massachusetts, whereupon, or at such later time as may be specified in the Certificate of Cancellation, the Partnership will be terminated and it will cease to exist.

Pursuant to the Plan of Liquidation and Dissolution, prior to completing the Liquidation, and Dissolution the Partnership must file all tax returns with federal, state and local tax authorities, and must file all reports with the Securities and Exchange Commission and provide or make available such reports to Limited Partners in accordance with the Partnership Agreement. Pending the sale of the Properties, the Local Limited Partnerships will continue to lease units in the Properties and the Partnership will continue to operate.

We expect to complete the sale of the Properties in approximately 24 months from the date of the Limited Partners’ approval of the Liquidation and Dissolution. Liquidation and Dissolution, however, can be a complex process which may depend on a number of factors, and some of these factors are beyond our control. For example, the Partnership may be pursuing claims against others or defending litigation or there may be other contingencies to which the Partnership may become subject during the Liquidation and Dissolution. Consequently, the final liquidating distribution may occur months after all of the Properties have been sold. In addition, the ability of the Partnership to dispose of its interests may be delayed by the potential unwillingness of the Local General Partners to sell the Properties. Consummation of the Liquidation and Dissolution will eliminate any potential liability of the General Partners for liabilities of the Partnership that could arise in the continued operation of the Partnership.

Consummation of the Liquidation and Dissolution is subject to the consent of Limited Partners and certain other conditions. See “CONSENT PROCEDURES” and “-- Other Conditions to the Liquidation and Dissolution.”

EFFECT OF A FAILURE TO APPROVE THE LIQUIDATION AND DISSOLUTION

If the requisite number of Limited Partner units do not approve the Liquidation and Dissolution, then the Partnership will continue to operate as a legal entity with its assets and liabilities and the Partnership will continue to dispose of Properties as the Managing General Partner deems in the best interest of the Partnership. There will be no change in its investment objectives, policies and restrictions, and the Partnership will continue to be operated in accordance with the terms of the Partnership Agreement.

INTERESTS OF CERTAIN PERSONS IN THE LIQUIDATION AND DISSOLUTION

The Managing General Partner has an interest in the Liquidation and Dissolution. The General Partner, however, is required to perform its duties consistent with its fiduciary duties to the Limited Partners, in compliance with the terms of the Partnership Agreement, and without regard to whether it or its affiliates have an interest in a proposed transaction. See “THE PARTNERSHIP AND THE GENERAL PARTNERS -- The General Partners -- Fiduciary Duties of the General Partners” for a description of the General Partners’ duties with respect to the Partnership.

In addition, certain affiliates of the Managing General Partner are currently the sole General Partners of two of the 13 Local Limited Partnerships (Leawood Manor and Bentley Court) in which the Partnership holds a limited partner interest. See “Fees Payable to Certain Local General Partners upon Sales of Local Limited Partnership Interests or Properties.”

CURRENT ORDER OF DISTRIBUTIONS OF SALE PROCEEDS RECEIVED BY THE PARTNERSHIP

The following sets forth the current arrangements as they relate to the distribution of proceeds from the sale of an Apartment Complex or the Partnership’s interest therein.

Subject to the other provisions of Section 4.2 of the Partnership Agreement, all Sales or Refinancing Proceeds shall be distributed in the following amounts and order of priority:

i.	First, to the Limited Partners in the amount of their Adjusted Capital Contribution;

ii.	Second, to the General Partners in the amount equal to (a) their Capital Contribution minus (b) any amounts previously distributed to them from Sale or Refinancing Proceeds;

iii.
Third (subject to the payment of the 6% Return to the Limited Partners and payment of any accrued but unpaid Subordinated Disposition Fee), to the General Partners until they have received an aggregate amount which, when added to prior distributions to the General Partners of Cash Available for Distribution and Sale or Refinancing Proceeds, would result in the General Partners having received 5% of all distributions of Cash Available for Distribution and of distributions made to all Partners under clauses “(i)” and “(ii)” above and under this clause “(iii)”; and

iv.	Fourth, the balance, 95% to the Limited Partners and 5% to the General Partners.

The Partnership has not retained an independent representative to act on behalf of the Limited Partners or the Partnership in designing the overall structure of the Liquidation and Dissolution. In addition, we do not intend to employ an independent agent to structure and negotiate the terms and conditions (including the consideration to be received) upon which the Partnership’s assets will be sold. There can be no assurance that we can obtain better results for the Partnership in the sale of Properties than would otherwise be obtained by the Local General Partner or a third party broker. No sales, however, will be made to affiliates of the General Partner.

SUMMARY HISTORICAL FINANCIAL DATA

The following summary historical financial data, insofar as it relates to each of the years ended March 31, 2001 through 2005, has been derived from the annual financial statements of the Partnership, including the balance sheets at March 31, 2001, 2002, 2003, 2004 and 2005 and the related statements of income for the years ended March 31, 2001 through 2005, and the notes thereto as included in the Partnership’s Annual Report on Form 10-KSB for the years ended March 31, 2001 through 2005. The data for the nine months ended
December 31, 2005 has been derived from unaudited financial statements as included in the Partnership’s Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005.

	For the Nine Months Ended	For the Year Ended March 31,
Statement of Operations	December 2005	2005	2004	2003	2002	2001

Revenues	$219,527	$1,177,808	$90,320	$132,109	$781,637	$178,831

Net Income (Loss) allocated to Limited Partner Units	$(682,034)	$1,370,720	$1,343,402	$1,646,893	$402,365	$2,085,304

Earnings (Loss) per Unit	$(10.02)	$(20.14)	$(19.74)	$(24.20)	$(5.91)	$(30.65)

Balance Sheet Data:
Total Assets	$10,131,845	$10,567,002	$12,525,131	$13,740,206	$15,579,724	$16,136,319

Distributions per Unit	$0	$0	$0	$0	$0	$0

ESTIMATED EXPENSES

General. The Partnership will pay for the expenses of the solicitation and, if approved by Limited Partners, the Liquidation and Dissolution. Expenses are estimated to be as follows:

Estimated Solicitation/Communication Expenses

Professional Fees and Expenses	$205,000
Printers (including postage	$15,000
Telephone	$15,000
Sub Total	$235,000

Estimated Liquidation and Dissolution Costs

Legal, audit and tax return preparation fees	$200,000
Dissolution filing fees	$2,000
Disposition Expenses	$120,000
Sub Total	$322,000

Total Estimated Costs	$557,000

Solicitation/Communication Expenses. For purposes of this Consent Solicitation Statement, the term “Solicitation/Communication Expenses” includes expenses such as the costs of mailing and printing this Consent Solicitation Statement, any supplements thereto or other documents related to the Liquidation and Dissolution (and, if approved and implemented, amendment to the Partnership Agreement), telephone calls, legal fees, appraisal fees, accounting fees, consent solicitation agent fees and other fees related to the solicitation of consents, as well as reimbursement of expenses incurred by brokers and banks, if any, in forwarding the Consent Solicitation Statement to Limited Partners. The Partnership will pay these expenses whether or not the Liquidation and Dissolution is approved.

Liquidation and Dissolution Costs. For purposes of the Liquidation and Dissolution, the term “Liquidation and Dissolution Costs” means accounting fees not included under Solicitation/Communication Expenses, travel expenses and all other fees related to the Liquidation and Dissolution, but not including Solicitation/Communication Expenses or costs that would have otherwise been incurred by the Partnership in the ordinary course of business.

ESTIMATED RANGES OF VALUE OF PARTNERSHIP PROPERTIES

To help decide whether to pursue the Liquidation and Dissolution plan, the Managing General Partner estimated the potential sales values of the Properties and the expected net sales proceeds to the Partnership. We reviewed the income generating capabilities of the Properties and then valued them on the basis of their projected incomes, taking into account appropriate disposition methodologies based upon the various regulatory restrictions associated with each Apartment Complex. Factors that affect the value of the Partnership’s Properties, such as market conditions, tax legislation, capitalization and interest rates, change over time and the Managing General Partner cannot predict those changes or give assurances that future estimates of value will be the same. As the likely disposition date approaches and a thorough examination of the specific factors that affect each Property is made, the appropriate sales price is established. This is an estimate based only upon an internal analysis of the portfolio. It is not based upon secondary market activity of the limited partnership units nor of the Properties in the portfolio and does not reflect or constitute an independent appraisal or valuation study. There can be no assurance that the stated value could or would be obtained in the event of liquidation. However, based upon the Managing General Partner’s experience and familiarity with the markets for conventional multifamily housing and government assisted low income housing, the Managing General Partner is of the view that its estimates of values for the properties reflect a reasonable range of expected sale prices should the Properties or interests therein be marketed and sold.

Based upon the foregoing, the distribution of estimated liquidation proceeds pursuant to the Partnership Agreement is depicted below:

ESTIMATED SOURCES OF FUNDS	LOW	HIGH
Estimated Distributions from Estimated Residual Proceeds from Sales of Properties	$7,868,455	$23,605,364
Current Unaudited Cash and Cash Equivalents (through 12/31/05)	$4,318,529	$4,318,529
TOTAL ESTIMATED SOURCE OF FUNDS	$12,186,984	$27,923,893

ESTIMATED USES OF FUNDS
Estimated Solicitation/Communication Expenses	$210,000	$235,000
Estimated Liquidation and Dissolution Costs	$256,000	$322,000
TOTAL ESTIMATED USES OF FUNDS	$466,000	$557,000

ESTIMATED LIQUIDATION PROCEEDS BEFORE TAXES	$11,720,984	$27,366,893

ESTIMATED PER INVESTMENT UNIT (Based on total of 68,043 investment units)	$172.25	$402.20

The Managing General Partner is providing this valuation analysis to assist Limited Partners in their decision whether or not to approve the Liquidation and Dissolution. While the Managing General Partner believes the assumptions upon which it has relied are reasonable and provided in good faith based on its experience and knowledge of Properties and their markets, the Managing General Partner cannot and is not providing any assurance that the actual proceeds received for the Partnership properties will be within estimated ranges or that expenses associated with such dispositions will fall within the range estimates provided. Actual sale prices may be lower than estimated by a significant amount. Additionally, one or more Local General Partners may object to selling the underlying Properties, causing the Partnership to instead sell its interest in the Local Limited Partnership(s). Such a sale may not result in the same value as the sale of the Property itself. See “WHAT YOU SHOULD KNOW BEFORE VOTING ON THE PLAN OF LIQUIDATION AND DISSOLUTION-Risks of the Plan of Liquidation and Dissolution.”

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The federal income tax discussion set forth below addresses the material federal income tax consequences of the Liquidation and Dissolution of the Partnership, but does not purport to deal with all aspects of federal income taxation that may be relevant to a particular Limited Partner in the light of such a Limited Partner’s personal circumstances. The discussion is directed solely to those who hold the Limited Partner units as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and have acquired such Limited Partner units for investment and not as a dealer or for resale. Further, this discussion may not be applicable to certain classes of taxpayers, including insurance companies, securities dealers, non-resident alien individuals, foreign entities, foreign trusts and estates and beneficiaries thereof, financial institutions, real estate investment trusts, regulated investment companies, tax exempt organizations, trusts or persons who acquired Partnership interests as compensation. This discussion is based upon the Code, Department of Treasury regulations, court decisions, published rulings of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretation (possibly on a retroactive basis).

Limited Partners are urged to consult their own tax advisors as to the specific tax consequences to them of the Liquidation and Dissolution of the Partnership, including the applicability and effect of federal, state, local and other tax laws. Limited Partners should be aware that the specific tax consequences to them will vary depending upon several factors, including when the Limited Partner purchased his or her interest in the Partnership.

In General. The Partnership, as a partnership for federal income tax purposes, is not subject to federal income tax; rather, each Limited Partner is required to take into account its distributive share of the Partnership’s income, gains, losses, deductions, credits and tax preference items in computing such Limited Partner’s federal income tax liability for any taxable year of the Partnership ending within or with the taxable year of such Limited Partner, without regard to whether the Limited Partner has received or will receive any distribution from the Partnership. Such distributive share is required to be reported by the Partnership to each Limited Partner on a Schedule K-1. Each Limited Partner is required to report consistently with such Schedule K-1 unless it discloses any inconsistent position to the IRS when it files its federal income tax return. A Limited Partner’s distributive share of the Partnership's income or loss is determined in accordance with the allocations set forth in the Partnership Agreement.

For federal income tax purposes, the Liquidation and Dissolution consists of two separate components:

(1)	the sale by the Partnership of its assets (including the sale of apartment complexes by Local Limited Partnerships); and

(2)	the distribution of cash to each Limited Partner in liquidation (a “liquidating distribution”) of such Limited Partner's interest in the Partnership.

Each of these is separately discussed below.

Sale of the Partnership's Assets. For federal income tax purposes, each Limited Partner will be required to include in its income its allocable share of the gain or loss realized by the Partnership upon the sale of the Partnership's assets pursuant to the Liquidation and Dissolution. If an Apartment Complex is sold or otherwise disposed of by a Local Limited Partnership, the Local Limited Partnership will realize gain to the extent that the proceeds of the sale or disposition exceed the adjusted federal income tax basis of the Apartment Complex. Gain or loss is passed through the Local Limited Partnerships to the Partnership and then to the Limited Partners as provided in the Partnership Agreement. Except to the extent gain is attributable to recapture of certain types of depreciation deductions previously claimed (“depreciation recapture”), gain from the sale of depreciable property held for use in a trade or business (such as an apartment complex) is treated as gain from the sale of Section 1231 property, which is generally treated in a manner similar to long-term capital gain. However, Section 1231 of the Code provides that gain from the sale of Section 1231 property, rather than being treated in a manner similar to long-term capital gain if the required one year holding period is met, is treated as ordinary income to the extent of the excess of Section 1231 losses over Section 1231 gains from prior sales of Section 1231 property during the five most recently completed taxable years of the taxpayer. Accordingly, the tax effect of the sale of an Apartment Complex could be different for different Limited Partners depending upon their own tax situations regarding prior sales of Section 1231 property. Following the sale of an Apartment Complex, a Local Limited Partnership will be liquidated. Upon liquidation of a Local Limited Partnership, the Partnership will generally recognize capital gain to the extent that a liquidating cash distribution exceeds the Partnership’s basis for its Local Limited Partnership interest immediately before the distribution, and will recognize a capital loss to the extent that the Partnership’s basis exceeds its share of the liquidating cash distribution. Any such gain or loss will pass through to the Limited Partners.

If the Partnership sells an interest in a Local Limited Partnership, the Partnership will realize gain equal to the excess of the sale price plus the Partnership’s share of nonrecourse liabilities as to which it is released over the Partnership’s adjusted basis in the Local Limited Partnership interest. Any gain or loss is passed through to the Limited Partners under the Partnership Agreement. Any such gain which is attributable to depreciation recapture will be treated as ordinary income for tax purposes and any other gain will generally be treated as capital gain.

Any gain recognized upon a sale of Partnership assets which qualifies as long term capital gain will be taxed at a maximum rate of 25% (or 15% in certain circumstances) to individuals and 35% to corporate taxpayers. To the extent gain qualifies as ordinary income, the gain will be taxed for federal income tax purposes at a maximum rate of 35%.

Distribution to the Limited Partners. A Limited Partner will recognize gain to the extent the amount of the liquidating distribution received by the Limited Partner exceeds the Limited Partner's tax basis for its Limited Partner units. Any such gain will be capital gain. In general, any such capital gain recognized by an individual, estate or trust will qualify for the 15% maximum federal capital gains tax on capital gains if the Limited Partner units were held by such Limited Partner for more than one year. A Limited Partner's tax basis for its Limited Partner units will be increased by both the Limited Partner's allocable share of any gain realized on the sale of the Partnership's assets (see -- "Sale of the Partnership's Assets") and by the amount of the Limited Partner's allocable share of income from normal Partnership operations for the year of the Liquidation and Dissolution. Nevertheless, a Limited Partner's allocable share of the Partnership cash may exceed its basis for its Limited Partner units, and thereby cause the Limited Partner to recognize gain.

For purposes of determining a Limited Partner’s adjusted tax basis in its units, an increase in a Limited Partner’s share of partnership liabilities is treated as a contribution of cash by that Limited Partner to the Partnership, and thereby results in an increase in the Limited Partner’s adjusted tax basis in its Limited Partner units. Conversely, a decrease in a Limited Partner’s share of partnership liabilities is treated as a distribution of cash from the Partnership, and thereby results in a decrease in the Limited Partner’s adjusted tax basis in its Limited Partner units. To the extent that a decrease in a Limited Partner’s share of partnership liabilities results in a deemed cash distribution to the Limited Partner which exceeds the Limited Partner’s adjusted tax basis in its Limited Partner units, the Limited Partner will recognize gain to the extent of the excess of the deemed cash contribution over its adjusted tax basis in its Limited Partner units. Accordingly, the possibility of deemed cash distributions should be taken into account in the above paragraph in the same manner as actual cash distributions.

A Limited Partner will recognize a capital loss to the extent the amount of the liquidating distribution received by the Limited Partner in the year of dissolution (including any deemed cash distributions to the Limited Partner attributable to a reduction in the Limited Partner’s share of partnership liabilities) is less than the Limited Partner's tax basis for its Limited Partner units, as such basis is adjusted to reflect any gain or loss realized by the Partnership on the sale of its assets and to reflect the Partnership’s income or loss from operations for the year of the Liquidation and Dissolution. Capital losses can be deducted for federal income tax purposes, in any year, only to the extent of a Limited Partner’s capital gains plus, in the case of certain non-corporate taxpayers, ordinary income up to $3,000.

Passive Activity Rules. Limited Partners that are individuals, trusts, estates, closely held corporations or personal service corporations are subject to the passive activity loss limitations rules of Section 469 of the Code which provide generally that losses from certain passive activities can only be used to offset income from passive activities. A Limited Partner's allocable share of Partnership income or loss from the sale of the Partnership's assets is generally treated as derived from a passive activity. As a result, a Limited Partner's allocable share of such losses may be used by the Limited Partner in the current taxable year to offset passive activity income from a Limited Partner's other passive activity investments. Similarly, a Limited Partner's allocable share of any Partnership gain realized on the sale of its assets is generally characterized as passive activity income that may be offset by unused previously allocated Partnership passive activity losses or by passive activity losses from a Limited Partner's other passive activity investments. Because the liquidating distribution is a fully taxable transaction, Section 469 of the Code generally allows any suspended passive activity losses of the Limited Partner with respect to its investment in the Partnership to be used to reduce other income of the Limited Partner upon Liquidation and Dissolution. Consequently, if you as a Limited Partner have not been able to use the passive losses generated by the Partnership, it is likely that you will be able to use your unused passive losses upon Liquidation and Dissolution. Limited Partners are urged to consult with their tax advisors regarding the impact of the passive loss rules on their individual circumstances.

Low-Income Housing Tax Credit Recapture. Section 42 of the Code provides for a Tax Credit with respect to low-income housing that is constructed, rehabilitated or acquired after 1986. The Tax Credit is claimed over a ten year period. Owners of an interest in low-income housing are required to recapture a portion of Tax Credits previously claimed if at any time during a 15 year compliance period there is a disposition of an interest in the property.

The Apartment Complexes owned by Local Limited Partnerships qualified for Tax Credits and Tax Credits were allocated to the Limited Partners. However, none of the Properties will be sold during the 15-year Compliance Period and therefore the sale of Partnership assets will not result in any recapture of Tax Credits.

As previously reported, the IRS audit of the 1993, 1994, and 1995 tax returns for the Bentley Court Local Limited Partnership questioned the treatment of certain items. As a result, the IRS disallowed the Tax Credits for Bentley Court for each of these years. In addition, the Local General Partner received formal notification that the IRS was expanding its claims to recapturing approximately $500,000 of Tax Credits deducted in 1990, 1991 and 1992, or $7 per Unit, not including interest. Based on advice of tax counsel, the Managing General Partner has determined to continue to challenge the IRS’ findings with respect to this $500,000 of recapture. A trial was held on November 28, 2005 and the case is currently pending before the United States Tax Court.. Final briefs will be filed on March 1, 2006. After that filing, it is expected that an opinion from the Court will be issued by approximately the fall of 2006. It is possible, but unlikely at this point, that the IRS will further expand its claims for additional amounts with respect to other years. Counsel has advised that the statute of limitations expired for the tax years 1996, 1997 and 1998. The Managing General Partner is currently considering its options including a possible settlement with the IRS.

Tax Treatment of Partnership; Final Partnership Year. The Partnership will recognize no gain or loss by reason of the liquidating distribution. The Partnership's final taxable year (the "termination year") will close on the date on which the Certificate of Cancellation is filed with the Secretary of the Commonwealth of Massachusetts, or such later time as specified in the Certificate of Cancellation see "Effective Time," and each Limited Partner's distributive share of the Partnership's items of income, gain, loss, deduction and credit for the termination year will be taken into account by the Limited Partner on the Limited Partner's federal income tax return for the Limited Partner's taxable year in which the termination year occurs, in accordance with the procedures that applied to previous taxable years. Because the Partnership has a calendar taxable year, a Limited Partner with a taxable year that is other than a calendar year may be required to include such Limited Partner's distributive share of Partnership income for two partnership years in the Limited Partner's taxable year in which the termination year occurs.

ACCOUNTING TREATMENT

The Partnership will prepare financial statements in accordance with generally accepted accounting principles as of and through the date the Certificate of Cancellation is filed by the Partnership and will engage its independent auditors to audit the financial statements.

EFFECTIVE TIME

The effective time of the Liquidation and Dissolution will occur upon the filing of the Certificate of Cancellation of the Partnership with the Secretary of the Commonwealth of Massachusetts, or at such later time as may be specified in the Certificate of Cancellation. It is anticipated that such filing will be made as promptly as practicable after the assets of the Partnership are sold in an orderly manner and the other conditions to the Liquidation and Dissolution have been satisfied or waived, if permitted under the Plan of Liquidation and Dissolution. See, however “Risks of the Plan of Liquidation and Dissolution -- Uncertainty of Amount and Timing of Liquidating Distributions to Limited Partners.”

AMENDMENT OF THE PLAN OF LIQUIDATION AND DISSOLUTION

Subject to applicable law, the Plan of Liquidation and Dissolution may be amended by the Partnership at any time prior to the filing of the Certificate of Cancellation with the Secretary of the Commonwealth of Massachusetts, provided that, after Liquidation and Dissolution, no amendment may be made which alters or changes the terms and conditions of the Plan of Liquidation and Dissolution if such alteration or change would materially and adversely affect the Limited Partners.

NO APPRAISAL RIGHTS

Pursuant to Massachusetts law, a partnership agreement may provide for contractual appraisal rights in connection with the sale of all or substantially all of the limited partnership’s assets. No such appraisal rights, however, are available for Limited Partners of the Partnership because neither the Partnership Agreement nor the Plan of Liquidation and Dissolution provide for appraisal rights.

NO APPRAISAL RIGHTS

No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the Partnership’s liquidation and dissolution.

PROPOSAL 2:
WHAT YOU SHOULD KNOW BEFORE VOTING ON THE AMENDMENT TO THE
PARTNERSHIP AGREEMENT

Proposal 2 requests your consent to approve an amendment to the Partnership Agreement that would require the Managing General Partner to seek consents from the Limited Partners prior to the sale or disposition of any Local Limited Partnership interest. Your Managing General Partner recommends voting “AGAINST” Proposal 2.

The Partnership has been notified by Bond Purchase, L.L.C., a Limited Partner owning in excess of 10% of the Units, that it would like the Proposal set forth below submitted to a vote by Limited Partners. The address and equity ownership of Bond Purchase, L.L.C., to the extent known to the Managing General Partner, will be furnished by the Managing General Partner to any person, orally or in writing as requested, promptly upon receipt of any oral or written request therefor.

VOTE REQUIRED TO APPROVE

Proposal 2, to approve an amendment to the Partnership Agreement, will be adopted only if (i) Proposal 2 receives consents from a majority of the outstanding Limited Partner units entitled to vote, (ii) Proposal 1 is not approved by a majority of the outstanding Limited Partner units entitled to vote, and (iii) the Managing General Partner consents to implementation of the proposed amendment. The Managing General Partner may not consent to the proposed amendment even if a majority of Limited Partners vote “For” Proposal 2, and is submitting Proposal 2 to a vote of the Limited Partners without waiver of its right to withhold consent to implementation of the proposed amendment.

PROPOSAL

To amend Section 5.4.2 of the Partnership Agreement to add the following new subsection (v) after the text beginning “Without the Consent of a majority in interest of the Limited Partners, the Managing General Partner may not,”:

(v) Sell, transfer or otherwise dispose of any Local Limited Partnership Interest or approve the sale, transfer or disposal of a substantial portion of any Local Limited Partnership’s assets, to the extent the Partnership or an Affiliated Person has any control over such sale, transfer or disposal.”

THE MANAGING GENERAL PARTNER BELIEVES THAT THE PROPOSAL TO
AMEND THE PARTNERSHIP AGREEMENT IS NOT IN THE BEST INTERESTS OF
THE PARTNERSHIP OR THE LIMITED PARTNERS.

For the following reasons the Managing General Partner recommends voting “AGAINST” an amendment to the Partnership Agreement:

•
The Partnership will have to incur significant time and expense each time it wants to sell a Local Limited Partnership interest, as each sale would require the preparation of a consent solicitation statement to Limited Partners prior to the sale of the Partnership’s Property.

•
Delays caused by the consent solicitation process may significantly decrease the sale price for the Properties. Obtaining consents for each sale will extend the length of time needed to find a willing purchaser for the Partnership’s interests and will impede the sale process as buyers may withdraw offers and the real estate market or the economy may weaken.

•
Such delays will increase the amount of time Limited Partners will have to wait to receive distributions from the Partnership resulting from such sales and may also result in diminished distributions because of the increased costs associated with the solicitation of consents for each Property.

•
The requirement of obtaining Limited Partner consent to each sale may prolong the existence of the Partnership, resulting in the continuation of receipt of tax Schedules K-1 by the Limited Partners, the continuation of the costs associated with existence as a publicly-traded partnership (e.g. auditing and legal fees, preparation of tax returns, asset management fees, SEC-related expenses), and a delay in making the final cash distributions to the Limited Partners.

•
The proposed amendment is inconsistent with both the expectations of the Limited Partners and the purposes of the Partnership to provide tax credits and then dispose of the Properties following the applicable tax credit Compliance Periods.

•
The Limited Partner who submitted this Proposal, Bond Purchase, L.L.C., currently holds approximately 15.9% of the outstanding Limited Partnership interests, and, in combination with other entities the Managing General Partner believes to be associated with Bond Purchase, L.L.C., may hold up to 30.2% of such interests. Bond Purchase, L.L.C., and its associated entities may have interests in these transactions that differ and perhaps run contrary to other Limited Partners. These interests do not have to be disclosed to Limited Partners and could affect how approximately 30.2% of the Limited Partnership interests are voted in each sale of Property.  For instance:

o
Bond’s tax considerations regarding its ownership of Partnership units may differ significantly from that of the typical investor in the Partnership. As a result, Bond may prefer holding investments indefinitely or engage in a single portfolio sale that may not maximize sales price. See “Why Does the Managing General Partner Recommend Voting “Against” Proposal 2.”

o
Bond Purchase, L.L.C. and its affiliates are corporate or other types of investors who appear to be able to utilize the losses from depreciation. We believe that the typical individual investor in the Partnership has little or no passive income and therefore cannot use the passive losses--except on ultimate liquidation of the Partnership. If you as a Limited Partner have not been able to use the losses generated by the Partnership, it is likely you will be able to use your unused passive losses in connection with a liquidation of the Partnership and it therefore would be in your best interest to allow the Partnership to commence the Plan of Liquidation and Dissolution and maximize your investment return.

o	Bond Purchase, L.L.C. and certain of its affiliates are recent investors in the Partnership and as a result, their investment horizon may be different than that of most Limited Partners.

o	Bond Purchase, L.L.C. and certain of its affiliates are associated with real estate firms who may have other objectives with respect to the Properties rather than selling them.

These are the principal reasons your Managing General Partner recommends voting “AGAINST” Proposal 2.

PROPOSAL 3:
WHAT YOU SHOULD KNOW BEFORE VOTING ON THE PROPOSAL SUBMITTED
\BY PARK, G.P. TO REMOVE THE GENERAL PARTNERS OF THE PARTNERSHIP
AND ELECT EVEREST HOUSING MANAGEMENT, LLC AS THE SUCCESSOR
GENERAL PARTNER

Proposal 3 requests your consent to a proposal that is put forth by a group of Limited Partners including Park, G.P., Inc., (the "Park Group"), who seek to remove the General Partners and substitute its own candidate, who is a member of the group, as a new general partner. Your Managing General Partner recommends voting to "WITHHOLD CONSENT" on Proposal 3.

VOTE REQUIRED TO APPROVE

The Park Group’s separate solicitation on the green proxy cards that seek consent for their proposal to remove the General Partners and elect a member of the Park Group as new general partner requires an affirmative vote of a majority of the outstanding Limited Partner units entitled to vote.

PROPOSAL

As stated in the cover letter in their preliminary proxy materials on file with the SEC, the Park Group's proposal is: "to remove the current general partners and to elect Everest Housing Management, LLC, a California limited liability company ("Everest"), as the successor general partner of the Partnership." As stated on the Park Group's proxy card, the proposal is "Removal of General Partners and Election of Everest as the successor general partner."

THE MANAGING GENERAL PARTNER BELIEVES THAT THE PROPOSAL TO REMOVE THE GENERAL PARTNERS AND SUBSTITUTE THE PARK GROUP'S CANDIDATE IS CONTRARY TO THE BEST INTERESTS OF THE OTHER LIMITED PARTNERS

For the following reasons, the Managing General Partner recommends voting to "WITHHOLD CONSENT" on Proposal 3:

•	The Park Group's proposal would interfere with the implementation of the General Partner's proposal (Proposal 1) to liquidate the Partnership to provide you cash as soon as practicable.

•
the Managing General Partner and its affiliates manage 133 limited partnerships that invest in low income housing tax credit limited partnerships. The Managing General Partner and its affiliates have had a long and successful history of managing such limited partnerships and successfully handling dispositions of assets of such limited partnerships. To date, the Managing General Partner has successfully managed the Partnership to deliver the tax credit benefits that were the principal objective of the Partnership in the best interest of the Limited Partners. Now that those tax credit benefits have been delivered, the Managing General Partner has determined that it would be in best interest of all of the Limited Partners to seek to liquidate the Partnership and make the final cash distribution to the Limited Partners. In reaching this determination, the Managing General Partner has not favored any one group of specially situated Limited Partners over the others, as the Managing General Partner believes the Park Group is likely to do.

•
In contrast, the Park Group is putting forth a candidate to replace the General Partners who has no experience managing low income housing tax credit limited partnerships. Therefore, even if the Partnership were to continue to operate, there is no reason to think that the Park Group's newly created candidate would provide better management of the Partnership than the Managing General Partner, whose very business is the management of low income housing tax credit limited partnerships.

•
The Managing General Partner does not have any special agenda driven by favoritism or conflicts of interest. In contrast, the Park Group owns in excess of 30% of the units of the Partnership (and is looking to obtain more). The Managing General Partner believes that the Park Group’s candidate likely would manage the Partnership with an eye toward maximizing the investments of the members of the Park Group rather than the best interests of the Limited Partners as a whole. Indeed, within days of the Managing General Partner’s filing its preliminary materials that disclosed a potential range of liquidation values from $172.25 to $402.20, one of the Park Group members launched a partial tender offer for up to approximately 14% of the units at the very low end of the estimated range. It is evident that the offeror hopes to seize for itself the potential upside value in the real estate assets underlying the Partnership’s investments in the event the liquidation of the Partnership’s assets realizes value above the lowest estimate.

•
The Park Group may be differently situated from most other Limited Partners, and may have different tax and other considerations that may cause it to act contrary to your interests. The Managing General Partner believes that the Park Group’s different tax considerations is a key reason for its proposal and may cause the Park Group’s candidate to be motivated to delay the sale of the Partnership’s assets or to sell those assets at prices or in ways that are not optimal for the other Limited Partners.

•
The Park Group's proposal is based on numerous misleading and incomplete statements. The Park Group in its preliminary solicitation materials on file with the Securities and Exchange Commission has listed five reasons why it wants to replace the current General Partners. None of them hold any water. All of their assertions are based on misleading statements and missing information that you should take into consideration. In particular:

The Park Group mistakenly asserts:

that it wants to "sell and liquidate local limited partnership interests to maximize cash distributions to the Limited Partners and limit the negative tax consequences to the Limited Partners."

You should know:

that the Managing General Partner's Proposal 1 to Liquidate the Partnership and provide the final cash distribution as soon as possible is intended to allow the Limited Partners to obtain the full value of their interests as soon as practicable now that they have received the full tax credit benefit. In contrast, the Park Group states its intention to continue to operate the Partnership long after the period during which the tax credit benefits to the other Limited Partners have run their course. The Park Group, who obtained their units in secondary market purchases or pursuant to "mini-tenders" undoubtedly will have their own special tax and other considerations at the forefront in structuring any asset sales in the years that may lie ahead during the continued operation of the Partnership. You should bear this in mind when you read their remarks about "limit[ing] the negative tax consequences to the Limited Partners." See also the response to “Why Does the Managing General Partner Recommend Voting ‘Against’ Proposal 2?” on page 9 of this Consent Solicitation Statement.

To date, the Managing General Partner has successfully managed the Partnership to deliver the tax credit benefits that were the principal objective of the Partnership in the best interest of the Limited Partners. The Managing General Partner intends to seek disposition of the Partnership’s assets in a manner most favorable to the Limited Partners as a whole. To the extent the Park Group means to imply otherwise, they are incorrect and being deliberately misleading.

The Park Group mistakenly asserts:

that "the current general partners have sold assets in a manner that [the Park Group] believe[s] has not been in the best interest of the Limited Partners. In one instance, the current general partners paid cash to sell a local limited partnership and created taxable income for the Limited Partners with no cash distribution to the Limited Partners."

You should know:

Apparently the “one instance” the Park Group is referring to is a transfer of a limited partnership interest effective January 1, 2005, and they are deliberately distorting the transaction’s terms and benefits to the Partnership. As the Managing General Partner explained to Park months ago and as noted in the Partnership's March 31, 2005 Form 10-K, the Partnership received a contingent note for its transfer of the local limited partnership interest relating to an apartment complex in Puerto Rico. That contingent note grants the Partnership 50% of all future net receipts from the local partnership interest. The Partnership paid a very small amount, $2,500, to a third party (located in California) to buy out a preexisting contract that would have allowed for the transfer of the limited partnership interest to that third party. The Managing General Partner concluded in its business judgment that it was more beneficial to the Partnership to buy out that contract for $2,500 and transfer the limited partnership interest to the local general partner (located in Puerto Rico) in exchange for the contingent note than to transfer the interest to the third party in exchange for a similar note.

It is therefore simply not the case that the transfer was effected only for payment of cash by the Partnership. Indeed, The simple fact is that the tax credits for the underlying real estate had run their course, and the real estate has no residual value in excess of existing debt on the property. It would have cost the Partnership continued asset management fees to retain the local limited partnership interest. Furthermore, the terms of the transaction were reviewed on behalf of the Partnership by a third-party and found to have been reasonable.

The Park Group mistakenly asserts:

that the General Partner is "wasting the Partnership's cash on needless litigation that seeks to protect the current managing general partner from being required to provide books and records to the Limited Partners . . ."

You should know:

The Park Group seems to imply that there are unrelated third parties who have asked for information and that the General Partner is spending money stonewalling those third parties. Indeed, it is not until many pages into the solicitation materials that they reveal that two members of their group were the ones who started two separate lawsuits against the Partnership. What the Park Group also does not tell you is that it is their own members' requests for non-public information that created the need for court action to protect against improper use of that information. Indeed, Park refused to sign a confidentiality agreement that would protect against misusing confidential information of the Partnership in a way contrary to the other Limited Partners' best interests. Since it is the Park Group itself whose conduct caused these expenses to be incurred, it is they who are "wasting the Partnership's cash." Why didn't they (and why don't they) just drop those requests (or agree to a confidentiality agreement that would protect Limited Partners) if they are truly concerned about litigation costs that they created? The members of the Park Group could eliminate the various lawsuits relating to their “books and records claims” at any time by withdrawing their requests.

Indeed, when the Managing General Partner did provide non-public information about the Partnership to one of the members of the Park Group, Everest Housing Investors 2, L.P. (“EHI2”) in 2003, it did so under the terms of a confidentiality agreement. However, the Managing General Partner believes that EHI2 proceeded to violate the confidentiality agreement. Therefore, the Partnership has asserted a claim against EHI2 for this violation.

The Park Group mistakenly asserts:

that a meeting was demanded to vote on the issue of possibly removing a general partner of Leawood.

You should know:

The Park Group is referring to a particular request by one of its members for a meeting where their request did not follow the Partnership Agreement’s requirements for such requests. In addition, as the Managing General Partner explained in lengthy correspondence with that Park Group member, it would have been contrary to the interests of the Partnership to hold a meeting to vote on removing one of the local limited partnership general partners without first identifying a proposed replacement general partner, which the Park Group member never did.

The Park Group mistakenly asserts:

that the current general partners have repeatedly violated the partnership agreement by not scheduling properly requested meetings or sending out properly requested ballots as required under the partnership agreement.

You should know:

The Park Group seems to be referring here to a series of back and forth correspondence that ultimately led to the proposal that is contained as Proposal 2 to this solicitation. For the reasons stated elsewhere, the Managing General Partner strongly believes that you should vote against Proposal 2.

The Park Group mistakenly asserts:

that the current general partners have refused to provide any records justifying the amounts that they have charged compared to the amounts that independent parties would charge for general and administrative costs.

You should know:

The amounts charged to the Partnership by the Managing General Partner and/or its affiliated entities are properly disclosed in the Partnership’s public financial statements, and have been reviewed by the Partnership’s outside auditors. The Managing General Partner believes that the amounts that have been charged to the Partnership comply in all regards with the provisions of the Partnership Agreement and are otherwise reasonable.

The Park Group also fails to disclose important facts about the conduct and character of key members of the group. Park G.P., Inc. and Bond, and other members of the group, are controlled by an individual named David L. Johnson.

What You Should Know About Bond and David L. Johnson

In March of 2002, a federal court civil jury found that Mr. Johnson committed fraud and breach of fiduciary duty in his dealings with limited partnerships managed by companies controlled by Mr. Johnson. That same jury also found that Bond conspired to commit fraud, and that Mr. Johnson and Bond “each acted with malice, oppression or fraud.” In addition to an award of compensatory damages, a $1.6 million punitive damages award was entered against Mr. Johnson and several companies that Mr. Johnson controlled were removed as general partners of the limited partnerships. (National Corporate Tax Credit Fund et al. v. Bond Purchase, L.L.C., et al.). The Park Group’s consent solicitation materials note that, after the jury finding and pending appeal, the parties to the litigation settled their disputes and, following the settlement, the court vacated the judgment. However, those subsequent events do not change the fact that the jury that viewed the evidence found Mr. Johnson to have committed fraud and Bond to be a conspirator in the fraud and that both acted with “malice, oppression or fraud.”

In April 1998, the Court of Appeals of Missouri ruled that a company owned by Mr. Johnson and his wife had attempted to “play fast and loose with the court” in that company’s maneuvers to increase its voting control over a publicly traded real estate partnership. The court also ruled that Mr. Johnson’s company’s actions “epitomize a lack of good faith in the subject matter of the suit” and that his company “is also barred [from obtaining the requested relief] by its unclean hands.” (State of Missouri ex. Rel. Kelcor, Inc. v. The Nooney Realty Trust, Inc.)

This is the man behind Proposals 2 and 3. We don’t believe it would be in your best interests to allow his group to control the Partnership.

THE PARTNERSHIP AND THE GENERAL PARTNERS

Boston Financial Qualified Housing Tax Credits L.P. IV, A Limited Partnership, was formed on March 30, 1989 under the laws of the Commonwealth of Massachusetts for the primary purpose of investing, as a limited partner, in other limited partnerships which own and operate apartment complexes, most of which benefit from some form of federal, state or local assistance program and each of which qualifies for low-income housing tax credits.

The General Partners of the Partnership are Arch Street VIII, Inc., which serves as the Managing General Partner, and Arch Street IV Limited Partnership.

The Partnership’s investment portfolio consists of limited partnership interests in 13 Local Limited Partnerships, each of which owns and operates a multi-family apartment complex and each of which has generated tax credits. Since inception, the Partnership has generated tax credits, net of recapture, of approximately $1,287 per Limited Partner Unit with an immaterial amount of tax credits generated in 2005. The aggregate amount of net tax credits generated by the Partnership is consistent with the objective specified in the Partnership’s prospectus.

The Partnership originally made investments in 37 Local Limited Partnerships. As of January 1, 2006, the Partnership retained investments in 14 Local Limited Partnerships.

Arch Street IV Limited Partnership’s principal place of business is 101 Arch Street, Boston, Massachusetts 02110-1106, and its telephone number at such address is (617) 439-3911.

The following table describes the apartment complexes owned by local limited partnerships as of January 1, 2006. The table does not reflect apartment complexes that had been sold prior to that date.

SCHEDULE OF PROPERTIES OWNED BY LOCAL LIMITED PARTNERSHIPS IN WHICH THE PARTNERSHIP HAS AN INVESTMENT AT JANUARY 1, 2006(1)

Name and Location Of Apartment Complex	Number of Rental Units
46th & Vincennes Chicago, IL	28
Bentley Court Columbia, SC	272
Brookscrossing Atlanta, GA	224
BK Apartments Jamestown, ND (2)	48
Carolina Woods Greensboro, NC	48
Lancaster House North Lancaster, PA	201
Lakeside Square Chicago, IL	308
Leawood Manor Leawood, KS	254
Mayfair Mansions Washington, DC	569
Oakview Square Chesterfield, MI	192
Greentree Village Greenville, GA	24
Sencit Towne House Shillington, PA	200
Town House Apartments Allentown, PA	160
West Pine Findlay, PA	38
TOTAL:	2,566

(1)
All properties are multifamily housing complexes. No single tenant rents 10% or more of the rentable square footage. Residential leases are typically one year or less in length, with varying expiration dates, and substantially all rentable space is for residential purposes.

(2)	As described above, the Partnership transferred its interest in this Property to the Local General Partner effective February 24, 2006.

The General Partners

The Managing General Partner of the Partnership is Arch Street VIII, Inc., a Massachusetts corporation (the “Managing General Partner”), an affiliate of MMA Financial, Inc. ("MMA Financial"). MMA Financial and its affiliates provide debt and equity financing to owners of real estate investments and offer investment advisory services to institutional investors, and have assets under management as of today of approximately $16 billion secured by 3,000 properties, containing 320,000 units in 49 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. The Managing General Partner was incorporated in December 1988. The Investment Committee of the MMA Financial’s predecessors approved the initial investments in the original 37 Properties owned by the Partnership. The names and positions of the principal officers and the directors of the Managing General Partner are set forth below.

Name	Position
Jenny Netzer	President and Director
Greg Judge	Vice President and Director
Michael H. Gladstone	Vice President, Clerk and Director

The other General Partner of the Partnership is Arch Street IV Limited Partnership, a Massachusetts limited partnership (“Arch Street IV L.P.”) that was organized in December 1988. Arch Street VIII, Inc. is the managing general partner of Arch Street IV Limited Partnership.

The Managing General Partner provides day-to-day management of the Partnership. Such day-to-day management does not include the management of the Properties.

The business experience of each of the persons listed above is described below. There is no family relationship between any of the persons listed in this section.

Jenny Netzer, age 50, President and Director.  Ms. Netzer has been President of the Managing General Partner since May 1997.  Ms. Netzer also has led the tax credit equity business of MMA Financial since 2003, and Lend Lease Real Estate Investments, Inc. from 1999 to 2003. She joined MMA Financial as a result of the acquisition of Lend Lease's HCI division, formerly Boston Financial. Ms. Netzer, started with Boston Financial in 1987 and led the Partnership’s new business initiatives and managed the firm's Asset Management division. Ms. Netzer is a graduate of Harvard University (BA) and Harvard's Kennedy School of Government (MPP).

Greg Judge, 41, Vice President and Director.  Mr. Judge has been the Vice President of the Managing General Partner since May 1997. Mr. Judge is also responsible for tax credit equity investments and underwriting of equity and debt investments for the Affordable Housing Group of MMA Financial. He joined Boston Financial in 1989. Mr. Judge is a frequent speaker on affordable housing and tax credit industry issues. Mr. Judge is a graduate of Colorado College (BA) and Boston University (MBA).

Michael H. Gladstone, age 49, Vice President, Clerk and Director. Mr. Gladstone has been the Vice President of the Managing General Partner since August 1993. Mr. Gladstone is also responsible for capital transactions work in the Asset Management group of MMA Financial, Inc. He joined Boston Financial in 1985 as the firm’s General Counsel. Mr. Gladstone has lectured at Harvard University and at numerous professional seminars on affordable housing matters and is a member of the Massachusetts Bar. Mr. Gladstone is a graduate of Emory University (BA) and Cornell University (J.D. and MBA).

Fiduciary Duties of the General Partners. The General Partners of the Partnership have fiduciary duties to the Partnership under Massachusetts law in addition to the specific duties and obligations imposed upon them under the Partnership Agreement. Subject to the terms of the Partnership Agreement, the General Partners, in managing the affairs of the Partnership, are expected to exercise good faith and integrity with respect to the affairs of the Partnership, must make full disclosure in their dealings with the Partnership and must disclose to the Partnership any benefit or profit derived by them from any transaction connected with the Partnership. Under these fiduciary duties, the General Partners are obligated to act in the best interests of the Partnership, especially where consummation of such transactions may result in their interests being opposed to, or not aligned with, the interests of the Limited Partners.

Role of the General Partners. The Managing General Partner generally manages and controls the day to day operations of the Partnership, and has general responsibility and overall authority over matters affecting the interests of the Partnership. The Managing General Partner is responsible for cash management, filing of tax returns, all accounting and recordkeeping, and all communications between the Partnership and the Limited Partners. The General Partners have joint and several liability for the Partnership’s obligations to the extent provided by law.

Role of the Limited Partners. Limited Partners of the Partnership may not participate in management of the Partnership without subjecting themselves to potential liability as a general partner.

FEES OF THE GENERAL PARTNERS

In accordance with the Partnership Agreement, one or more of the General Partners or their affiliates receive the following fees:

The Partnership is required to pay certain fees to and reimburse certain expenses of the Managing General Partner or its affiliates in connection with the administration of the Partnership and its acquisition and disposition of investments in Local Limited Partnerships. Upon the sale of a property owned by a Local Limited Partnership, the Managing General Partner may be entitled to receive a Subordinated Disposition Fee equal to 1% of the sales price of the property, subject to Sections 4.2.1(i), (ii) and (iii) of the Partnership Agreement, which includes the return to the Limited Partners of their adjusted capital contribution and their 6% return. In addition, the General Partners are entitled to certain Partnership distributions under the terms of the Partnership Agreement. Also, an affiliate of the General Partner may receive up to $10,000, subject to the payment of loans and other priority distributions to other local limited partners, from the sale or refinancing proceeds of each Local Limited Partnership, if the affiliate is still a limited partner of the respective Local Limited Partnership at the time of such transaction.

Information regarding the fees paid and expense reimbursements made in the two years ending March 31, 2005 is presented as follows:

Asset management fees. In accordance with the Partnership Agreement, an affiliate of the Managing General Partner is paid an annual fee for services in connection with the administration of the affairs of the Partnership. The affiliate receives the base amount of the greater of (i) 0.275% of the gross proceeds of the offering of Partnership units (annually adjusted by the CPI factor) or (ii) $5,500 (annually adjusted by the CPI factor) per Local Limited Partnership as the annual Asset Management Fee. Fees earned in each of the two years ended March 31, 2005 are as follows:

	2005	2004

Asset management fees	$172,474	$181,341

Cash distributions paid to the General Partners. In accordance with the Partnership Agreement, the General Partners of the Partnership, Arch Street VIII, Inc. and Arch Street IV Limited Partnership, receive 1% of cash distributions paid to partners. No cash distributions were paid to the General Partners during the years ended March 31, 2005 and 2004. An affiliate of the Managing General Partner receives the base amount of the greater of (i) 0.275% of the gross proceeds of the offering of Partnership units (annually adjusted by the CPI factor) or (ii) $5,500 (annually adjusted by the CPI factor) per Local Limited Partnership as the annual Asset Management Fee for administering the affairs of the Partnership. Included in the Statements of Operations are Asset Management Fees of $172,474 and $181,341 for the years ended March 31, 2005 and 2004, respectively. As of March 31, 2005, $34,541 is payable to an affiliate of the Managing General Partner for Asset Management Fees. During the years ended March 31, 2005 and 2004, Asset Management Fees of $415,240 and $125,000, respectively, were paid out of available cash flow (some of these fees were for payment of asset management fees which had accrued prior to 2004 and 2005 which had not been paid).

An affiliate of the Managing General Partner is reimbursed for the cost of the Partnership’s salaries and benefits expenses. The reimbursements are based upon the size and complexity of the Partnership’s operations. Included in general and administrative expenses for the years ended March 31, 2005 and 2004 is $259,408 and $190,026, respectively, that the Partnership incurred for these expenses during those years. During the year ended March 31, 2005, the Partnership paid $551,839 related to accrued salaries and benefits expenses for 2005 and prior years.

Fees Payable to Certain Local General Part-ners upon Sales of Local Limited Partnership Properties.

The Local General Partners of Bentley Court and Leawood Manor are affiliates of the Managing General Partner. A copy of the Local Limited Partnership Agreements for Bentley Court and Leawood Manor are attached as Appendices to this Consent Solicitation Statement. Pursuant to the limited partnership agreement of Leawood Manor, the Local General Partner is entitled to receive a Project Disposition Fee in the amount equal to 5% of the gross proceeds from the sale of the Leawood Manor Project, subject to the terms of that agreement. This Project Disposition Fee otherwise payable to the Local General Partner, plus any brokerage fees paid with respect to the sale of the Leawood Manor Project will not, in the aggregate, exceed 5% of the gross sales proceeds.

MARKET FOR THE LIMITED PARTNER UNITS

The Limited Partner units are not listed on any national or regional securities exchange or quoted on The Nasdaq Stock Market, and there is no established public trading market for the Limited Partner units. Secondary sales activity for the Limited Partner units has been limited and sporadic.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 1, 2005, the following are the only entities known to the Partnership to be the beneficial owner of more than 5% of the Units outstanding:

Title of Class	Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
Limited Partner	Bond Purchase, L.L.C. (1)	10,818.5 Units	15.9%
Limited Partner	Everest Housing Investors 2, LP (2)	4,279 Units	6.3%

(1)
A Schedule 13D was filed February 10, 2006 by Bond Purchase, L.L.C. and the following persons with respect to the beneficial ownership of units in the Partnership: Park G.P., Inc., a Missouri corporation, Paco Development, L.L.C., a Missouri limited liability company, Anise, L.L.C., a Missouri limited liability company, SLCas, L.L.C., a Missouri limited liability company, Everest Housing Investors, L.P., an California limited partnership, Everest Properties, Inc., a California corporation, McDowell Investments, L.P., a Missouri limited partnership, MGM Holdings, Inc., a Missouri corporation, David L. Johnson, Sandra L. Castetter, Christopher J. Garlich Trust, a trust, Christopher J. Garlich, as trustee of the Garlich Trust, Jose L. Evans, and Denise Evans. In total, the units owned by these entities amount to 30.2% of the outstanding units. The address for Bond Purchase, L.L.C. is 104 Armour, North Kansas City, Missouri 64116.

The day-to-day operations of Bond Purchase L.L.C. and Park, G.P., Inc. among others, are controlled by Maxus Properties, Inc., a Missouri corporation. Maxus Properties, Inc. also manages Maxus Realty Trust, Inc. a Missouri corporation. On or about January 9, 2006, the Managing General Partner sent a letter to the Limited Partners which suggested that Maxus Realty Trust, Inc. controlled the day-to-day operations of Bond Purchase, L.L.C. and Park G.P., Inc. That letter should have more clearly stated that Maxus Properties, Inc., not Maxus Realty Trust, Inc., controls the day-to-day operations of these entities.

(2)	The address for Everest Housing Investors 2, L.P. is 199 S. Los Robles Avenue, Suite 200, Pasadena, CA 91101. Everest Housing Investors 2, L.P. is a member of the Park Group

The equity securities registered by the Partnership under Section 12(g) of the Act of 1934 consist of 100,000 Units, of which 68,043 were sold to the public. The remaining Units were deregistered by a post-effective amendment to the registration statement, dated February 21, 1990. Holders of Units are permitted to vote on matters affecting the Partnership only in certain unusual circumstances and do not generally have the right to vote on the operation or management of the Partnership.

Arch Street IV Limited Partnership owns five (unregistered) Units not included in the 68,043 Units sold to the public.

Except as described in the preceding paragraph, neither Arch Street VIII, Inc., Arch Street IV Limited Partnership, nor any of their executive officers, directors, principals or affiliates is the beneficial owner of any Units. None of the foregoing persons possess a right to acquire beneficial ownership of Units.

The Managing General Partner does not know of any existing arrangement that might at a later date result in a change in control of the Partnership.

CONSENT PROCEDURES

The consent of each Limited Partner is important. Each Limited Partner is urged to mark, date and sign the enclosed consent card and return it in the enclosed postage prepaid envelope or fax it to ACS Securities Services, Inc. at (214) 887-7411. If you require assistance completing the consent card, please call the consent solicitation agent, MacKenzie Partners, toll free at (800) 322-2885.

TIMING AND VOTE TABULATION OF THE CONSENT SOLICITATION

The vote of the Limited Partners with respect to the Proposals will be tabulated on an ongoing basis until 5:00 p.m., Eastern Time, on the Expiration Date, or earlier if sufficient consents have been received to approve the Proposals. Limited Partners are urged to return their Consent Cards as promptly as practicable. The votes will be tabulated by ACS Securities Services, Inc., which is not affiliated with the Partnership or the General Partners.

RECORD DATE AND OUTSTANDING LIMITED PARTNER UNITS

The Proposals are being submitted for approval to Limited Partners as of the record date. The record date is January [ ], 2006 for the Partnership for determining the Limited Partners entitled to consent to the Proposals. Accordingly, only record date Limited Partners will be entitled to consent to the Proposals. At the record date, 68,043 Limited Partner units were held of record by approximately 3,087 Limited Partners.

Each Limited Partner is entitled to one vote for each unit of limited partnership interest held. Accordingly, the number of Limited Partner units entitled to vote with respect to the Proposals is equivalent to the number of Limited Partner units held of record at the record date.

APPROVAL DATE; EXTENSIONS; AMENDMENT

This Consent Solicitation Statement and enclosed consent card constitute the General Partners’ notice to Limited Partners of the Proposals discussed herein. Each Limited Partner has until 5:00 p.m., Eastern Time on the Expiration Date, to inform the vote tabulator whether such Limited Partner wishes to vote for, against or abstain from voting on each of the Proposals. We ask that each Limited Partner vote by completing and returning the enclosed consent card accompanying this Consent Solicitation Statement in the manner described below. The Managing General Partner may elect to extend the period for giving consents and establish a new Expiration Date. The Partnership will provide notice to Limited Partners of any such extension.

Notwithstanding anything to the contrary set forth in this Consent Solicitation Statement, the Managing General Partner reserves the right, at any time prior to the vote on the Proposals, to amend or terminate the solicitation, or to delay accepting consent cards.

CONSENT CARD AND VOTE REQUIRED

Approval of Proposal 1, pertaining to the orderly Liquidation and Dissolution of the Partnership requires the affirmative vote of a majority of the 68,043 outstanding Limited Partner units of the Partnership as of the record date. Accordingly, 34,022 Limited Partner units must be voted in favor of the Liquidation and Dissolution for it to be approved by the Partnership. Limited Partners who wish to vote “FOR” the Liquidation and Dissolution should complete, sign and return the consent card.

Approval of Proposal 2, the amendment to the Partnership Agreement, requires that (i) the approval of the majority of Limited Partner units, or 34,022 units, must be voted “FOR” Proposal 2, and (ii) Proposal 1 must not be approved by a majority of the Limited Partner units. The General Partners retain their right not to approve Proposal 2 even if it is approved by a majority of Limited Partner units.

Approval of the Park Group’s separate solicitation on the green proxy cards for their proposal to remove the General Partners and elect a member of the Park Group as new general partner requires an affirmative vote of a majority of the 68,043 outstanding Limited Partner units of the Partnership as of the record date. Accordingly, 34,022 Limited Partner units must be voted on the green proxy cards in favor of the Park Group’s proposal for the General Partners to be removed and a member of the Park Group elected as new general partner.

A white consent card has been prepared for each Limited Partner and is enclosed with this Consent Solicitation Statement. Consent cards must be delivered in person, by mail, by facsimile or other delivery service to the consent solicitation agent at the following address on, or prior to, 5:00 p.m., Eastern Time, on May 31, 2006, unless this period is extended by the Managing General Partner:

If in person, or by mail:    If by facsimile:

Boston Financial Consent, c/o  (214) 887-7411
ACS Securities Services, Inc.
3988 N. Central Expressway
Building 5, Floor 6
Dallas, Texas 75294

________________________________________________________
If you require assistance completing the consent card,
please call MacKenzie Partners, Inc.
toll free at (800) 322-2885

A consent card shall be deemed to have been “returned” to the Partnership on the date that it is delivered in person, by facsimile or received by ACS Securities Services, Inc. via mail or other delivery service. Limited Partners who sign and return the white consent card without indicating any vote will be deemed to have voted “FOR” Proposal 1, “AGAINST” Proposal 2, and “WITHHOLD CONSENT” for Proposal 3. The failure to return a consent card or abstaining from voting with respect to Proposals 1 and 2 will have the same effect as a vote “AGAINST” these Proposals.

Limited Partners who wish to vote “AGAINST” either of the first two Proposals should also complete and return the consent card in the manner described above. A Limited Partner who abstains from voting, fails to return the consent card, or votes “AGAINST” the first two Proposals will receive such Limited Partner’s share of any distribution made pursuant to the Plan of Liquidation and Dissolution or otherwise.

Limited Partners who wish to vote “FOR” either of the first two Proposals should also complete and return the consent card in the manner described above. MARK THE BOX ENTITLED “FOR” NEXT TO ONLY ONE OF THE FIRST TWO PROPOSALS. If a majority of Limited Partners vote “For” both Proposals, the Managing General Partner intends to implement only Proposal 1, governing the Liquidation and Dissolution of the Partnership without further consent of the Limited Partners, and Proposal 2 will not be implemented. Further, the Managing General Partner may not consent to the proposed amendment even if a majority of Limited Partners vote “For” Proposal 2, and is submitting Proposal 2 to a vote of the Limited Partners without waiver of its right to withhold consent to implementation of the proposed amendment.

Limited Partners who wish to “WITHHOLD CONSENT” for the Proposal put forth by the Park Group (Proposal 3) should also complete and return the white consent card marking the box entitled “Withhold Consent.” We strongly recommend that you vote to “Withhold Consent” on Proposal 3, and urge you not to provide your consent to the removal of the General Partners and the election of a member of the Park Group as new general partner.

As discussed above, any Liquidation and Dissolution of the Partnership may be delayed if Proposal 2, regarding the amendment to the Partnership Agreement, is approved. Any Liquidation and Dissolution may also be delayed if the Park Group’s proposal to remove the General Partners is approved.

Limited Partners will not be entitled to appraisal rights. See “WHAT YOU SHOULD KNOW BEFORE VOTING ON THE PLAN OF LIQUIDATION AND DISSOLUTION -- No Appraisal Rights.”

The delivery of a consent card will not affect a Limited Partner’s right to sell or transfer such person’s Limited Partner units in the Partnership.

All questions as to the form of all documents and the validity (including time of receipt) of all approvals will be determined by the Managing General Partner. Such determinations shall be final and binding. The Managing General Partner reserves the absolute right to waive any of the conditions of the Liquidation and Dissolution or any defects or irregularities in any approval of the Proposals or preparation of the form of consent card. The Managing General Partner’s interpretation of the terms and conditions of the proposed Plan of Liquidation and Dissolution and the amendment to the Partnership Agreement will be final and binding. The Managing General Partner shall be under no duty to give notification of any defects or irregularities in any approval of the Proposals or preparation of the form of consent card and shall not incur any liability for failure to give such notification.

REVOCABILITY OF CONSENT

Limited Partners may withdraw or revoke their consent as to any or all of the Proposals listed on the consent card at any time prior to 5:00 p.m., Eastern Time, on the Expiration Date. To be effective, a written or facsimile revocation or withdrawal of the consent card must be received by the consent solicitation agent prior to such time and addressed as follows: Boston Financial Consent, c/o ACS Securities Services, Inc., 3988 N. Central Expressway, Building 5, Floor 6, Dallas, Texas 75294; or by facsimile to (214) 887-7411. A notice of revocation or withdrawal must specify the name of the record holder of the Limited Partner units, and the name of the person executing the previous consent card, if different. A notice of revocation must be executed in the same manner as the previous consent card to which the change relates, and must specify the Proposal or Proposals for which the revocation or change applies. Any such changes made in accordance with this Consent Solicitation Statement will be effective only with respect to the Limited Partner units listed on the card and only with respect to the Proposal(s) indicated.

SOLICITATION OF CONSENTS; SOLICITATION EXPENSES

Votes of Limited Partners may be solicited by the Managing General Partner. Costs of solicitation will be paid by the Partnership. See “WHAT YOU SHOULD KNOW BEFORE VOTING ON THE PLAN OF LIQUIDATION AND DISSOLUTION-- Liquidation and Dissolution Expenses.” The Partnership has retained MacKenzie Partners, Inc., as the consent solicitation agent. The Managing General Partner or MacKenzie Partners, Inc. will administer the delivery of information to Limited Partners. MacKenzie Partners, Inc. will be paid regardless of the outcome of the vote.

INCORPORATION BY REFERENCE

The Partnership is subject to the informational requirements of Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, statements and other information with the Securities and Exchange Commission (the “Commission”). Such reports, statements and other information can be inspected and copied. at prescribed rates, from the public reference facilities maintained by the Commission at 100 F Street, NE, Washington, D.C., 20549. Such material may also be accessed on the Commission’s web site at http://www.sec.gov.

The following documents filed with the Commission by the Partnership (File No. 000-19765) pursuant to the Securities Exchange Act of 1934, as amended, are incorporated by reference in this Consent Solicitation Statement and are delivered herewith:

1.	The Partnership’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005; and

2.	The Partnership’s Quarterly Reports on Form 10-QSB for the quarters ended June 30, 2005, September 30, 2005, and February 14, 2006.

A copy of the Partnership’s Annual Report on Form 10-KSB and Quarterly Reports on Forms 10-QSB are available without charge upon written or telephonic request to ACS Securities Services, Inc., 3988 N. Central Expressway, Building 5, Floor 6, Dallas, Texas 75294; or by telephone to (800) 823-4828.

No persons have been authorized to give any information or to make any representations other than as contained in this Consent Solicitation Statement in connection with the solicitations of consents and, if given or made, such information or representations must not be relied upon as having been authorized by the Partnership. This Consent Solicitation Statement does not constitute the solicitation of consent by anyone in any jurisdiction in which such solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to any person to whom it is unlawful to make such solicitation. The delivery of this Consent Solicitation Statement shall not under any circumstances create an implication that there has been any change in the affairs of the Partnership since the date hereof or that the information herein is correct as of any time subsequent to its date.

APPENDIX

Appendix A - Form of Plan of Liquidation and Dissolution
Appendix B - Partnership Agreement for Leawood Manor
Appendix C - Partnership Agreement for Bentley Court

Appendix A

PLAN OF LIQUIDATION AND DISSOLUTION
OF
BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. IV, A LIMITED PARTNERSHIP

This Plan of Liquidation and Dissolution (the “Plan”) dated as of [ ], 2006 of Boston Financial Qualified Housing Tax Credits L.P. IV, A Limited Partnership (the “Partnership”), a limited partnership organized and existing under the Massachusetts Uniform Limited Partnership Act (the “Massachusetts Act”), is for the purpose of effecting the complete liquidation and dissolution of the Partnership in accordance with the laws of the Commonwealth of Massachusetts and the Partnership Agreement of the Partnership.

1. Intention of the General Partners. Arch Street VIII, Inc., as the Managing General Partner, and Arch Street IV Limited Partnership, believe that the liquidation and dissolution (the “Liquidation and Dissolution”) of the Partnership at this time in an orderly manner is in the best interest of the Partnership and its Limited Partners. Therefore, the General Partners have submitted this Plan to the Limited Partners for their consent to liquidate and dissolve the Partnership in accordance with Article 8.3 of the Amended and Restated Agreement of Limited Partnership dated as of April 20, 1989 (the “Partnership Agreement”).

2. Effectiveness. The Plan shall be effective upon the approval hereof by the affirmative vote of more than 50% of the outstanding Limited Partner units of the Partnership. Whether this Plan is approved shall in no event limit the right of the Managing General Partner to sell, on behalf of the Partnership, single Properties (or the Partnership’s interest therein) in one or more transactions or otherwise act in accordance with the terms of the Partnership Agreement.

3. Dissolution. In accordance with the Partnership Agreement, after the sale of all of the Partnership’s assets, the Partnership shall be dissolved without any further action by or on behalf of the Partnership or the Limited Partners.

4. Winding Up. The Managing General Partner, as liquidator for the Partnership, shall sell or cause to be sold all of the assets of the Partnership and shall apply the funds of the Partnership (including the proceeds of the sale of any other assets of the Partnership) to (i) the payment of the liabilities of the Partnership, including the expenses of the sale of the assets of the Partnership, and the winding up, liquidation and termination of the Partnership, upon the terms and conditions set forth in Article 4.2 of the Partnership’s Limited Partnership Agreement, as amended; (ii) the expenses of preparation, filing and distribution of financial statements, tax returns, reports required under the Securities Exchange Act of 1934 (the “Exchange Act”) and reports to Limited Partners, including fees and expenses of accountants and lawyers; (iii) the payment of all income, sales, use, franchise, gross receipts, ad valorem, personal property and other taxes, imports, duties and governmental charges payable by the Partnership with respect to its income or operations through the time of its termination (“Taxes”), including Taxes with respect to the sale of the Partnership’s assets; and (iv) the creation of reserves for any of the foregoing.

5. Liquidation. All assets and funds of the Partnership remaining after the payments provided for by paragraph 4, and any amounts reserved by the Managing General Partner pursuant to clause (iv) of paragraph 4 and determined by the Managing General Partner to be in excess of the amounts required therefor, shall be distributed by the Managing General Partner as set forth in Article 4.2 of the Partnership Agreement, as amended.

6. Cancellation of Interests in the Partnership. Liquidating distributions shall be made in complete cancellation of all of the Limited Partners’ interests in the Partnership.

7. Reports and Filings. In connection with the Liquidation and Dissolution, the Managing General Partner shall cause to be executed and timely filed (i) with the office of the Secretary of the Commonwealth of Massachusetts, a Certificate of Cancellation canceling the Partnership’s Certificate of Limited Partnership; (ii) with the Internal Revenue Service, all returns, reports, documents, certificates and other information required under the Internal Revenue Code of 1986, as amended, or applicable Treasury Department rules or regulations; (iii) with the appropriate authorities in any other tax jurisdiction, all returns, reports, documents, certificates and other information required under the laws of such jurisdictions; (iv) with the Securities Exchange Commission, any reports required under the Exchange Act, including a Form 15 terminating the registration of the Partnership under the Exchange Act; and (v) all reports required to be delivered to the Limited Partners in accordance with Article 9.4 of the Partnership Agreement.

8. Other Acts. The Managing General Partner shall take, or cause the Partnership to take, such other acts and deeds and shall do, or cause the Partnership to do, such other things, as are necessary or appropriate in connection with the dissolution, winding up and Liquidation of the Partnership, the termination of the responsibilities and liabilities of the Partnership under applicable law, and the termination of the existence of the Partnership.

IN WITNESS WHEREOF, the parties hereto have made and executed this Plan as of the date first written above.

Arch Street VIII, Inc.
AS MANAGING GENERAL PARTNER OF
BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. IV, A LIMITED PARTNERSHIP

By:_________________________
Name:  Michael H. Gladstone
Title:  Vice President and Clerk

  and

By:__________________________
Name: Jenny Netzer
Title: President

Appendix B

PARTNERSHIP AGREEMENT FOR LEAWOOD MANOR

SYND.BFTG.273.std.AA4

Leawood LPA

LEAWOOD ASSOCIATES, L.P.

AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP dated as of September 1, 1991, among BF Leawood Limited Partnership, a Massachusetts limited partnership, as General Partner; and BFCH as Investor Limited Partner and certain other parties named herein who are withdrawing Partners.

Preliminary Statement

The Partnership was organized as a limited partnership under the Uniform Act pursuant to a Certificate and Agreement of Limited Partnership dated as of December 8, 1988 (the "Original Partnership Agreement") which was filed with the Secretary of State of the State of Missouri (the "Filing Office") on December 8, 1988 by The Lockwood Group as general partner and Joseph A. Shepard and Kenneth M. Vitor as limited partners (as such, the "Original Limited Partners"). The Partnership became qualified as a foreign limited partnership in the State of Kansas on December 20, 1988, by the acceptance of its Application for Registration by the Secretary of State of Kansas. The Partnership was reconstituted pursuant to an Amended and Restated Certificate and Agreement of Limited Partnership dated as of December 1, 1989 which was filed with the Filing Office on December 27, 1991. ("1989 Partnership Agreement").

The purposes of this amendment to, and restatement of, the 1989 Partnership Agreement are (i) to enable the Partnership to admit BF Leawood Limited Partnership as the General Partner in substitution for the Lockwood Group, a Missouri general partnership, Joseph A. Shepard and Kenneth M. Vitor as General Partners, (ii) to provide for the withdrawal of SLP 89, Inc. as Special Limited Partners and (iii) to amend and restate the rights, obligations and duties of the Partners.

Now, therefore, it is agreed and certified, and the 1989 Partnership Agreement is hereby amended and restated in its entirety, as follows:

ARTICLE I

Defined Terms

The defined terms used in this Agreement shall have the meanings specified below:

"Accountants" means the firm of certified public accountants as may be engaged from time to time by the General Partners with the Consent of the Investor Limited Partner.

SYND.BFTG.273.std.AA4 Leawood LPA

"Adjusted Capital Contribution" means, as of a specified date, the aggregate Capital Contribution theretofore made by a Partner (or in the case of the Investor Limited Partner, its Allocable Investment) minus all distributions of Capital Transaction proceeds theretofore made by the Partnership to such Partner.

"Admission Date" means the date on which BFQH is admitted to the Partnership as the Investor Limited Partner pursuant to Section 13.11.

"Affiliate" or "Affiliated Person" means, when used with reference to a specified Person: (i) any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person; (ii) any person that is an officer of, partner in, or trustee of, or serves in a similar capacity with respect to the specified Person or of which the specified Person is an officer, partner, or trustee, or with respect to which the specified Person serves in a similar capacity; (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of, or otherwise has a substantial beneficial interest (10% or more) in, the specified Person, or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities, or in which the specified Person has a substantial beneficial interest (10% or more); and (iv) any relative or spouse of the specified Person. Affiliate or Affiliated Person of the Partnership or a General Partners do not include a Person who is a partner in a partnership or joint venture with the Partnership (or any other Affiliated Person) if that Person is not otherwise an Affiliate or Affiliated Person of the Partnership or General Partner.

"Agreement" means this Amended and Restated Certificate and Agreement of Limited Partnership, as amended from time to time.

"Allocable Investment" means, as to the Investor Limited Partner, an amount equal to the sum of its paid-in Capital Contribution plus $2,547,700.

"Arbitration" has the meaning given it in Section 13.10D. and shall be conducted in the manner therein provided.

An "assignment" shall mean any assignment, transfer or sale, and the words "assign," "assignee" and "assignor" shall have correlative meanings, except in each case where the sense of this Agreement requires a different construction.

"Boston Financial" means The Boston Financial Group Incorporated, a Massachusetts corporation, and its corporate successors.

"Buildings" means the buildings located on the Land which, in the aggregate, are to contain upon completion of construction 254 dwelling units.

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SYND.BFTG.273.std.AA4 *Leawood LPA*

"Immediate Family" means, with respect to any Person, his spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, children (by adoption or otherwise), children-in-law, grandchildren and grandchildren-in-law.

"Improvements" means the Buildings and any related facilities to be constructed in accordance with the Commitments.

"Incentive Management Agreement" means the Incentive Management Agreement between the Partnership and the Management Agent pursuant to which the Management Agent is to provide certain supplemental management services with respect to the Project.

"Incentive Management Fee" means the fee payable to the Management Agent under the Incentive Management Agreement for its services thereunder.

"In Interest" means, when referring to a specified percentage in interest of the Investor Limited Partners, Investor Limited Partners whose Capital Contributions equal such designated percentage of the Class Contribution of Investor Limited Partners.

"Insurance Consultants" means Johnson & Higgins of Mass., Inc., of Boston, Massachusetts, or its successor as selected by the Investment Partnership.

"Interest," or words of like import, shall mean all the interest of a Partner in Cash Flow and other distributions, capital, profits and losses, tax credits, and otherwise in the Partnership, including all allocations and distributions and all rights under this Agreement, and also shall include such interests and rights of such Partner in any successor partnership formed pursuant to this Agreement.

"Investment Closing" means the date upon which this Agreement is filed with the Filing Office or, if no such filing is required, the Admission Date.

"Investment General Partners" means Arch Street IV, Inc., a Massachusetts corporation, as Managing General Partners of the Investment Partnership, and Arch Street IV Limited Partnership, a Massachusetts limited partnership, and their respective successors as the general partners of the Investment Partnership.

"Investment Partnership" means BFQH.

"Investment Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of BFQH, as amended from time to time.

"Investor Limited Partner" means, initially, BFQH and shall include any other Persons admitted as Investor Limited Partners pursuant to Section 4.6, and their successors in such capacity.

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SYND.BFTG.273.std.AA4 Leawood LPA

"Land" means the parcels of land on which the Improvements are located in Leawood, Kansas as described in the Mortgage and in Schedule B attached hereto.

"Lender" or "Lenders" means the Permanent Lender.

"Limited Partner" or "Limited Partners" mean any or all of those Persons designated as Limited Partners in the Schedule, any Person admitted as a Limited Partner pursuant to Section 4.6, or any Person who becomes a Substitute Limited Partner as provided herein, in each such Person's capacity as a Limited Partner of the Partnership. Such terms shall include the Investor Limited Partner and any Persons who may succeed to the interests of such Limited Partners.

"Management Agent" means the Person engaged by the Partnership to serve as the management agent for the Project.

"Management Agreement" means the management contract or agreement by and between the Partnership and the Management Agent.

"Management Fee" means the amount payable from time to time by the Partnership to the Management Agent on an annual basis for management services in accordance with the Management Agreement which shall be subject to any applicable approvals by the Lender or, if the Project is not subject to regulation by the Lender, shall be equal to 5% of Gross Rentals. The Management Fee for any year of operation which is less than a full calendar year shall be pro rated in accordance with the actual number of months during which management services are performed.

"Managing General Partner" means any Managing General Partners designated as provided in Section 6.3B.

"Mortgage" means any mortgage indebtedness of the Partnership evidenced by any Note and secured by any mortgage on the Property from the Partnership to any Lender; and, where the context admits, "Mortgage" shall mean and include any of the mortgages securing said indebtedness and any other documents pertaining to said indebtedness which was required by a Lender as a condition to making the Mortgage Loan. In case any Mortgage is replaced by any subsequent mortgage or mortgages, such term shall refer to any such subsequent mortgage or mortgages. The term "mortgage" means any mortgage, mortgage deed, deed of trust, deed to secure debt or any similar security instrument, and "foreclose" and words of like import include the exercise of a power of sale under a mortgage or comparable remedies.

"Mortgage Loan" means a loan made pursuant to a Mortgage Loan Commitment and secured by a Mortgage.

"Mortgage Loan Commitments" means the Permanent Mortgage Commitment.

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SYND.BFTG.273.std.AA4 *Leawood LPA*

"NASAA Guidelines" means the Statement of Policy regarding Real Estate Programs adopted on October 9 and 12, 1988, effective January 1, 1989, by the North American Securities Administrators Association, Inc.

"Note" means and includes any Note from the Partnership to a Lender evidencing a Mortgage Loan, and shall also mean and include any note supplemental to said original note issued to a Lender or any note issued to a Lender in substitution for any such original note.

"Partner" means any General Partners or Limited Partner.

"Partner Non-Recourse Debt" means any Partnership liability (1) that is considered non-recourse under Regulation Section 1.0001-1 or for which the creditor's right to repayment is limited to one or more assets of the Partnership and (2) for which any Partner or Related Person bears the economic risk of loss.

"Partner Non-Recourse Debt Minimum Gain" means, with respect to any Partner, the sum of (a) the deductions attributable to Partner Non-Recourse Debt that have been allocated to such Partner and (b) the aggregate amount of distributions made to such Partner of proceeds of such debt that are allocable to an increase in minimum gain attributable to such debt (but only if such Partner or a Related Person bears the economic risk of loss for such debt) in excess of the sum of (c) such Partner's aggregate share of the net decreases in minimum gain attributable to such debt and (d) such Partner's share of the decreases in the minimum gain attributable to such debt resulting from revaluations of Partnership property subject to such debt. The net increase (or decrease) in the minimum gain that is attributable to partner Non-Recourse Debt equals the sum of (i) any increase (or decrease) in the net increase in Partnership Minimum Gain during a year that would result if such Partner Non-Recourse Debt were treated as a Partnership Non-Recourse Liability and (ii) any decrease (or increase) in the net decrease in Partnership Minimum Gain during a year that would result if such Partner Non-Recourse Debt were treated as a Partnership Non-Recourse Liability.

"Partnership" means the limited partnership governed by this Agreement as said limited partnership may from time to time be constituted.

"Partnership Counsel" means such counsel as the General Partners may designate from time to time as counsel for the Partnership.

"Partnership Minimum Gain" means the amount determined by computing, with respect to each Partnership Non-Recourse Liability, the amount of gain, if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the property subject to such liability in full satisfaction of such liability, and by then aggregating the amounts so computed. Such computations shall be made in a manner consistent with Treasury Regulation Section 1.704-1T(b)(4)(iv)(c) under Section 704 of the Code.

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"<u>Partnership Non-Recourse Liability</u>" means any Partnership liability (or portion thereof) for which no Partner or Related Person bears the economic risk of loss as defined in Treasury Regulation Section 1.704-1T(b)(4)(iv)(k)(1).

"<u>Permanent Lender</u>" means the maker of the Permanent Mortgage Loan, together with its successors and assigns in such capacity.

"<u>Permanent Mortgage Commitment</u>" means the executed commitment letter dated July 19, 1990 from Valley View State Bank as amended through the closing of the Permanent Mortgage Loan, to provide the Permanent Mortgage Loan.

"<u>Permanent Mortgage Loan</u>" means the loan made to the Partnership on terms substantially as set forth in the Permanent Mortgage Commitment.

"<u>Person</u>" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

"<u>Project</u>" or "<u>Property</u>" means the Land and the Improvements.

"<u>Project Disposition Fee</u>" means the fee to be paid to the General Partners pursuant to the provisions of Section 6.10D herein.

"<u>Project Documents</u>" means and includes the Mortgage, the Commitments, the Management Agreement, the Incentive Management Agreement and all other documents relating to the Project which are required by, or have been executed in connection with, any of the foregoing documents.

"<u>Projected Distribution</u>" means, as to any fiscal year of the Partnership $60,000 (pro rated for fractional years), which constitutes the annual amount projected for distribution to the Investor Limited Partner.

"<u>Qualified Income Offset Item</u>" means (1) an allocation of loss or deduction that, as of the end of each year, reasonably is expected to be made (a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Partnership, (b) pursuant to Section 706(d) of the Code as the result of a change in any Partner's interest in the Partnership, or (c) pursuant to Regulation Section 1.751-1(b)(2)(ii) as the result of a distribution by the Partnership of unrealized receivables or inventory items and (2) a distribution that, as of the end of such year, reasonably is expected to be made to a Partner to the extent it exceeds offsetting increases to such Partner's Capital Account which reasonably are expected to occur during or prior to the Partnership taxable year in which such distribution reasonably is expected to occur.

"<u>Recapture Amount</u>" has the meaning specified in Section 10.5F.

"<u>Recapture Event</u>" has the meaning specified in Section 10.5F.

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"Regulations" means the rules and regulations of any Governmental Authority which are applicable to the Project or the Partnership.

"Related Person" means a person related to a Partner by virtue of a relationship specified in Section 167(b) or Section 700(b) of the Code (without modification by Section 267(e)(1), by applying 80% or more for 50% or more wherever it appears, disregarding Section 267(f)(1)(A) and excluding brothers and sisters from members of one's family).

"Requisite Approvals" means any required approvals of the Lender, or any other Governmental Authority to an action proposed to be taken by the Partnership.

"Retirement" (including the forms "Retire" and "Retired") means, as to a General Partner, and shall be deemed to have occurred automatically upon, the occurrence of death, adjudication of insanity or incompetence, Event of Bankruptcy, dissolution or voluntary or involuntary withdrawal from the Partnership for any reason. Involuntary withdrawal shall occur whenever a General Partner may no longer continue as a General Partners by law, death, incapacity or pursuant to any terms of this Agreement. A General Partners which is a corporation or partnership also will be deemed to have Retired upon the sale or other disposition (except by reason of death) of a controlling interest in a corporate General Partners or of a controlling general partner interest in a General Partners which is a partnership. For purposes of this definition, "controlling interest" shall mean the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

"Schedule" means the schedule of partners annexed hereto as Schedule A as amended from time to time and as so amended at the time of reference thereto.

"Service" means the Internal Revenue Service.

"Special Tax Counsel" means Peabody & Brown, of Boston, Massachusetts, or other counsel acceptable to the Investment Partnership.

"State" means the State of Missouri.

"Substitute Limited Partner" means any Person who is admitted to the Partnership as a Limited Partner under the provisions of Section 8.3.

"Uniform Act" means the Revised Uniform Limited Partnership Act as in effect under the laws of the State, as amended from time to time.

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(xi) To enter into any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Partnership, so long as said activities and contracts may be lawfully carried on or performed by a partnership under the laws of the State.

(xii) To become qualified as a foreign limited partnership to transact business in the State of Kansas.

Section 2.5 Term and Dissolution

A. The Partnership shall continue in full force and effect until December 31, 2040, except that the Partnership shall be dissolved prior to such date upon the happening of any of the following events:

(i) The sale or other disposition of all or substantially all the assets of the Partnership;

(ii) The election to dissolve the Partnership made in writing by the General Partners with the consent of the Investor Limited Partner, which consent will not be unreasonably withheld, and, if required, the approval of the Lender; or SLP

(iii) The Retirement of a General Partners unless the business of the Partnership is continued pursuant to Article VII or Section 4.7.

B. Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Article VII or Section 4.7), the General Partners (or for purposes of this paragraph their trustee, receiver, successor or legal representative) shall cause the cancellation of the Certificate and liquidate the Partnership assets and apply and distribute the proceeds thereof in accordance with Section 10.3. Notwithstanding the foregoing, in the event such liquidating General Partners shall determine that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners, the liquidating General Partners may, in order to avoid such loss, either (i) defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy the Partnership debts and obligations, or (ii) distribute the assets to the Partners in kind.

ARTICLE III

Financing and Disposition of Property

A. The Partnership shall be authorized to borrow from the Lenders whatever amounts may be required, subject to the provisions hereof, in connection with the acquisition, development and construction of the Property and to meet

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Leawood LPA

ARTICLE IV

Partners; Capital

Section 4.1 General Partners

A. The General Partner of the Partnership is BF Leawood Limited Partnership and its address and Capital Contribution are set forth in the Schedule. In no event shall the Capital Contribution of the General Partners exceed $500,000 without the Consent of the Investor Limited Partner.

B. The Lockwood Group, a Missouri general partnership, Joseph A. Shepard and Kenneth M. Vitor each hereby withdraws as a General Partner and shall have no further rights or obligations with respect to the Partnership.

Section 4.2 Limited Partners

A. SLP 89, Inc. hereby withdraws as the Special Limited Partner of the Partnership and shall have no further rights or obligations with respect to the Partnership.

B. BFQH is the Investor Limited Partner, and its address and Capital Contribution are set forth in the Schedule. The payment of its Capital Contribution is governed by Section 5.1.

Section 4.3 Partnership Capital and Capital Accounts

A. The capital of the Partnership shall be the aggregate amount of the cash, if any, contributed by the Partners as set forth in the Schedule. No interest shall be paid by the Partnership on any Capital Contribution to the Partnership. The Schedule shall be amended and, if necessary or appropriate, amendments to the Certificate shall be filed from time to time to reflect the withdrawal or admission of Partners, any changes in the Interest held by a Partner arising from the transfer of an Interest to or by such Partner and any change in the amounts to be contributed or agreed to be contributed by any Partner. Except as otherwise specifically provided herein to the contrary, any return of Capital Contributions to the Limited Partners shall be solely from the assets of the Partnership, and the General Partners shall not be personally liable for such return.

B. An individual Capital Account shall be established and maintained for each Partner, including any additional or substituted Partner who shall hereafter receive an Interest. The original Capital Account established for each such substituted Partner shall be in the same amount as, and shall replace, the Capital Account of the Partner which such substituted Partner succeeds, and, for the purposes of this Agreement, such substituted Partner shall be deemed to have made the Capital Contribution, to the extent actually paid in, of the Partner which such substituted Partner succeeds. The term "substituted Partner", as used in this paragraph, shall mean a Person who shall become entitled to receive a share of the profits, losses, tax credits and dis-

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Section 4.7 Certain Restricted Rights of Investor Limited Partners

A. Subject to the provisions hereinafter set forth in this Section 4.7, and to the Regulations, in addition to the other rights provided for in this Agreement, the Investor Limited Partners by a vote of Investor Limited Partners representing 51% of the Investor Limited Partner Class Contribution (or such higher percentage or such additional consents as may be required under the applicable laws of the State), shall have the further right:

(i) to amend this Agreement, subject to the provisions of Section 13.12; provided that such amendment (a) shall not in any manner allow the Limited Partners to take any action which would constitute their taking part in the control of the Partnership's business within the meaning of the Uniform Act, and (b) shall not, without the consent of any General Partners affected, alter the rights, powers or duties of the affected General Partners or its interest in the profits and losses of the Partnership for Federal income tax purposes, tax credits or distributions or alter any of the provisions of Section 4.7B.;

(ii) to dissolve the Partnership;

(iii) to remove any or all of the General Partners and elect one or more new General Partners; and

B. The Interest of any General Partners removed pursuant to this Section 4.7 shall be valued and sold pursuant to Section 7.8.

C. Upon written request to the General Partners by Investor Limited Partners whose aggregate Capital Contributions represent at least 10% of the Investor Limited Partner Class Contribution, the General Partners shall call a meeting of the Investor Limited Partners for any matters for which the Limited Partners may vote, as set forth herein. Upon receipt of a written request either in person or by certified mail stating the purpose(s) of the meeting, the General Partners shall provide all Limited Partners within ten days after receipt of said request, written notice (either in person or by certified mail) of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after receipt of said request, at a time and place convenient to the Limited Partners.

D. A list of the names and addresses of all Limited Partners shall be maintained as part of the books and records of the Partnership and shall be made available on request to any Limited Partner or his representative at his cost.

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E. Notwithstanding anything to the contrary contained herein, the General Partners shall not be liable for any losses or damages sustained by the Investor Limited Partner which result from its unilateral decision to dissolve the Partnership pursuant to Section 4.7A(ii).

ARTICLE V

Capital Contributions of Investor Limited Partner

Section 5.1 Capital Contributions

A. The Investor Limited Partner has contributed as its Capital Contribution the sum of $6,100,000. The Investor Limited Partner shall have no liability or obligation to make any further Capital Contribution to the Partnership.

B. BFQH is a Massachusetts limited partnership. In no event shall any person who is at any time a general or limited partner in BFQH, or any partner or Affiliate of the Investment General Partners, have any personal liability for the payment or performance of any obligation of BFQH under the provisions of this Agreement or any document or instrument to be delivered in connection with this Agreement, including, without limitation, the obligations of BFQH to contribute capital to the Partnership. All parties dealing with BFQH shall look solely to the assets of BFQH for the satisfaction of any such obligation and not to the assets of any Person who is a partner therein.

Section 5.2 [Intentionally omitted]

ARTICLE VI

Rights, Powers and Duties of the General Partners

Section 6.1 Restrictions on Authority

A. Notwithstanding any other provisions of this Agreement, the General Partners shall have no authority to perform any act in respect of the Partnership or the Project in violation of (i) any applicable law or regulation, or (ii) any agreement between the Partnership and any Lender.

B. The General Partners shall not have any authority to do any of the following acts without the Consent of the Investor Limited Partner and any Requisite Approvals:

(i) to incur indebtedness for money borrowed on the general credit of the Partnership, except as specifically permitted by Article III and Article IX, or

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particular, the General Partners shall review at least annually the insurance coverage required by Section 6.4A(v) to insure that it is in an amount at least equal to the current full replacement value of the Improvements.

B. Subject to the terms of the Mortgage Loan, if applicable, and to the requirements of Section 42 of the Code, the General Partners shall use reasonable efforts consistent with sound management practice to cause the Project to maximize income produced by the Project, including, if necessary, seeking any necessary approvals of, and implementing, appropriate adjustments in the rent schedule of the Property.

C. The General Partners shall hold for occupancy such percentage of the apartments in the Project in such a manner as to qualify the entire Project (i.e., all dwelling units) as a "qualified low income housing project" under Section 42(g) of the Code as interpreted from time to time in regulations and rulings promulgated thereunder. The General Partners shall not take any action which would cause the termination or discontinuance of the qualification of the Project as a "qualified low income housing project" under Section 42(g) of the Code or which would cause the recapture of any low income housing tax credit under the Code without the Consent of the Investor Limited Partner.

D. The General Partners shall prepare and submit to the Secretary of the Treasury (or any other Governmental Authority designated for such purpose), on a timely basis, any and all annual reports, information returns and other certifications and information and shall take any and all other action required (i) to insure that the Partnership (and its Partners) will continue to qualify for the low-income housing credit described in Section 42 of the Code for all dwelling units in the Project and (ii) unless the Consent of the Investor Limited Partner is received to act otherwise in a particular instance, to avoid recapture of such credit or the imposition of penalties or interest on the Partnership or any of its Partners for failure to comply with the requirements of Section 42 of the Code.

E. Except as provided in or contemplated by the Commitments, neither the General Partners nor any of their Related Persons will at any time bear the economic risk of loss for payment of the Permanent Mortgage Loan. The General Partners agree that they will not cause any Limited Partner at any time to bear the economic risk of loss for payment or performance under the Permanent Mortgage Note or Permanent Mortgage; provided, however, that the Limited Partners shall be liable for the performance of their obligations set forth in this Agreement. Each Limited Partner agrees not to take any action which would render him to bear the economic risk of loss for payment of the Permanent Mortgage Loan.

F. The General Partners shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control. The General Partners shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

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for the performance of their obligations set forth in this Agreement. Each Limited Partner agrees not to take any action which would cause him or any Related Person thereof to bear the economic risk of loss for payment of the Permanent Mortgage Loan.

Section 6.6 Indemnification

Each General Partner (including any Retired General Partner) shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, including reasonable attorneys fees, and amounts paid in settlement of any claims sustained by him or it in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the General Partner or any of its "Designated Affiliates" (as such term is defined in Section 6.7B.) and were the result of a course of conduct which the General Partner, in good faith, determined was in the best interest of the Partnership. Any indemnity under this Section 6.6 shall be provided out of and to the extent of Partnership assets only, and no Limited Partner shall have any personal liability on account thereof; provided, however, that no indemnification shall be provided for any losses, liabilities or expenses arising from or out of any alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of litigation costs; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of litigation costs; or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification in connection with a settlement which was so approved, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, any state securities administrator whose rules require the application of the NASAA Guidelines and any other state securities administrator whose rules or published policies require such disclosure with respect to the issue of indemnification for securities law violations.

The Partnership shall not incur that cost of that portion of any insurance which insures any party against any liability as to which such party is herein prohibited from being indemnified.

Section 6.7 Liability of General Partners to Limited Partners

A. No General Partner or Designated Affiliate (as defined in Section 6.7B) shall be liable, responsible or accountable for damages or otherwise to the Partnership or to any Limited Partner for any loss suffered by the Partnership which arises out of any action or inaction of such General Partner or Designated Affiliate if that General Partner or Designated Affiliate, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute gross negligence or willful misconduct on the part of that General Partner or Designated Affiliate.

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the sale of the Project; provided, however, that in no event shall this Fee plus any other brokerage fees paid with respect to the sale of the Project exceed 5% of the gross sales proceeds.

Section 6.11 Joint and Several Obligations

All obligations of the General Partners hereunder are joint and several obligations of the General Partners, except as herein expressly provided to the contrary.

ARTICLE VII

Withdrawal of General Partner; New General Partners

Section 7.1 Voluntary Withdrawal

A. No General Partner shall have the right to withdraw or Retire voluntarily from the Partnership or sell, assign or encumber its Interest without the Consent of the Investor Limited Partner and, if required, any Requisite Approvals.

B. Notwithstanding the foregoing, a General Partner may at any time propose to the Investor Limited Partner a Person to serve as its successor or if at such time there be more than one General Partner, to serve as a successor to one or more of the General Partners desiring to withdraw. If the Investor Limited Partner has Consented thereto or if, pursuant to Section 7.5, such a Consent is not required, and any Requisite Approvals are obtained to such withdrawal and the admission of such successor, all Partners hereby agree, subject to the provisions of Section 7.5, that this Agreement and the Certificate shall be appropriately amended to effect such withdrawal and admission.

C. Notwithstanding any other provisions of this Agreement to the contrary, with the Consent of the Investor Limited Partner a General Partner may sell or assign his Interest and with the Consent of the Investor Limited Partner have the buyer or assignee serve as a successor to such General Partner and, in either of the aforesaid events, the purchase price for such sale or assignment shall be the price agreed to between the selling or assigning General Partners and the buyer or assignee.

Section 7.2 Obligation to Continue

In the event of the Retirement of any General Partner, the remaining General Partners, if any, and any successor General Partners shall have the obligation to elect to continue the business of the Partnership employing its assets and name, all as contemplated by the laws of the State. The rights provided for in Section 7.5 may be exercised concurrently with any such con-

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B. If the designated successor General Partner of the predecessor General Partner does not desire to purchase the Interest as a General Partner of the predecessor General Partner, such Interest of such predecessor General Partner shall be deemed to be that of an assignee and the holder thereof shall be entitled only to such rights as an assignee may have as such under the laws of the State.

C. Anything herein contained to the contrary notwithstanding, any General Partner who withdraws voluntarily in violation of Section 7.1 shall remain liable for all of his obligations and liabilities hereunder incurred or accrued prior to the date of his withdrawal and for any loss or damage which the Partnership or any of its Partners may incur as a result of such withdrawal (except as provided in Section 6.7), except for any loss or damage attributable to the default, negligence or misconduct of a successor General Partner admitted in his place under this Agreement.

D. The estate (which term, for purposes of this Section 7.4D., shall include the heirs, distributees, estate, executors, administrators, guardian, committee, trustee or other personal representative) of a Retired General Partner shall be liable for all his liabilities and obligations hereunder, except as provided in this Section 7.4D. In the event of the death, insanity or incompetency of a General Partner, his estate shall remain liable for his obligations and liabilities hereunder incurred or accrued prior to the date of such event, and for any damages arising out of any breach of this Agreement by him, but his estate shall not have any obligation or liability on account of the business of the Partnership or the activities of the other General Partners after his death, insanity or incompetency unless it elects to become a General Partner pursuant to Section 7.3A.

E. If a General Partner is removed pursuant to Section 4.7, then such General Partner shall not have any liability for obligations and activities of the Partnership which accrue after the date of the removal.

Section 7.5 Event of Bankruptcy as to a General Partner; Removal of a General Partner and Transfer of Its Interest Under Certain Circumstances

A. If an Event of Bankruptcy shall have occurred as to a General Partner, the Investor Limited Partner may (i) replace such General Partner with a successor general partner (the "Successor") willing to serve as a General Partner and reallocate to the Successor (and the bankrupt General Partner hereby assigns to the Successor in such event) the interest of the bankrupt General Partner in profits and losses, Cash Flow and net cash proceeds of a Capital Transaction (provided, however, that in no event shall any fees which are earned be so reallocated), or (ii) add an additional General Partner willing to serve as such with such of the powers of the bankrupt General Partner hereunder as the Investor Limited Partner may designate and make a similar reallocation to that contemplated by the foregoing clause (i), which the bankrupt General Partner hereby ratifies in such event. Upon the selection of the Successor as aforesaid and his admission as a General Partner, the bankrupt General Partner shall not have any further rights, powers, liabilities or

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D. Any assignment, transfer or agreement in contravention of any of the provisions of Section 8.1 or this Section 8.2 shall be void and ineffectual and shall not bind, or be recognized by, the Partnership.

Section 8.3 Substitute Limited Partners

Except as provided in Section 8.1B, no Limited Partner shall have the right to substitute an assignee as a Limited Partner in his place. The General Partners, however, may in their exclusive discretion permit any such assignee to become a Substitute Limited Partner and any such permission by the General Partners shall be binding and conclusive without the consent or approval of any other Person, except, if required, any Requisite Approvals. Any Substitute Limited Partner shall, as a condition of receiving any interest in the Partnership assets, agree to be bound (to the same extent as his assignor was bound) by the Commitments and by the provisions of this Agreement.

Upon the admission of a Substitute Limited Partner, the Schedule shall be amended to reflect the name and address of such Substitute Limited Partner and to eliminate the name and address of his assignor, and an amendment to the Certificate reflecting such admission shall be filed in accordance with the Uniform Act at least once each calendar quarter during which a Substitute Limited Partner is admitted, in order to effect the substitution thereof. Each Substitute Limited Partner shall execute such instrument or instruments as shall be required by the General Partners to signify its agreement to be bound by all the provisions of this Agreement.

Section 8.4 Assignees

In the event of the decease or incapacity of any Limited Partner, his legal representatives shall have such rights as are afforded them by the Uniform Act. The death of a Limited Partner shall not dissolve the Partnership.

An assignee of a Limited Partner who does not become a Substitute Limited Partner in accordance with Section 8.3 shall, if such assignment is in compliance with the terms of this Agreement, have the right to receive the same share of profits, losses and distributions of the Partnership to which the assigning Limited Partner would have been entitled if no such assignment had been made by such Limited Partner.

Any Limited Partner who shall assign all his Interest shall cease to be a Limited Partner of the Partnership, and shall no longer have any rights or privileges or obligations of a Limited Partner except that, unless and until the assignee of such Limited Partner is admitted to the Partnership as a Substitute Limited Partner in accordance with Section 8.3, said assigning Limited Partner shall retain the statutory rights and be subject to the statutory obligations of an assignor limited partner under the Uniform Act as well as the obligation to make the Capital Contributions attributable to the Interest in question, if any portion thereof remains unpaid.

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ARTICLE X

Profits; Losses; Distributions; and Capital Accounts

Section 10.1 Profits and Losses

A. Except as otherwise specifically provided in this Article, for each fiscal year or portion thereof, profits, tax-exempt income, losses and non-deductible, non-capitalizable expenditures incurred and/or accrued by the Partnership, shall be allocated 1% to the General Partners and 99% to the Investor Limited Partner.

B. Except as otherwise specifically provided in this Article, all profits and losses arising from a Capital Transaction shall be allocated to the Partners as follows:

As to profits:

First, an amount of profit equal to the aggregate negative balances (if any) in the Capital Accounts of all Partners having negative balance Capital Accounts shall be allocated to such Partners in proportion to their negative Capital Account balances until all such Capital Accounts shall have zero balances; and

Second, an amount of profits shall be allocated to each of the Partners until the positive balance in the Capital Account of each Partner equals the amount of cash which would be distributed to such Partner if such profits were cash available to be distributed in accordance with the provisions of Clauses Third, Fourth, Sixth, Seventh and Eighth of Section 10.5C.

As to losses:

First, an amount of losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Partners having positive balance Capital Accounts shall be allocated to such Partners in proportion to their positive Capital Account balances until all such Capital Accounts shall have zero balances; provided, however, that if the amount of losses so to be allocated is less than the sum of the positive balances in the Capital Accounts of those Partners having positive balances in their Capital Accounts, then such losses shall be allocated to the Partners in such proportions and in such amounts so that the Capital Account balances of each Partner shall equal, as nearly as possible, the amount such Partner would receive if an amount equal to the excess of (a) the sum of all Partners' balances in their Capital Accounts computed prior to the allocation of losses under this clause First over (b) the aggregate amount of losses to be allocated to the Partners pursuant to this clause First were distributed to the Partners in accordance with the provisions of Clauses Third, Fourth, Sixth, Seventh and Eighth of Section 10.5C; and

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Second, the balance, if any, of such losses shall be allocated 1% to the General Partners and 99% to the Investor Limited Partner.

C. If (i) the Partnership incurs recourse obligations or Partner Non-Recourse Debt or (ii) the Partnership incurs losses from extraordinary events which are not recovered from insurance or otherwise (collectively "Recourse Obligations") in respect of any Partnership taxable year, then the calculation and allocation of profits and losses shall be adjusted as follows: first, an amount of deductions attributable to the Recourse Obligations shall be allocated to the Partner or Partners that bear the economic risk of loss (within the meaning of Treasury Regulation Section 1.704-1T(b)(4)(iv)(k)(1)) with respect to such obligations in the ratio in which they bear the economic risk of loss (or to the General Partners in the case of extraordinary events); and second, the balance of such deductions shall be allocated as provided in Section 10.1A. For purposes of this Section 10.1C., extraordinary events includes casualty losses, losses resulting from liability to third parties for tortious injury, losses resulting from a breach of a legal duty by the Partnership or by the General Partners, and deductions resulting from other liabilities which are not incurred in the ordinary course of business. Nothing in this Section 10.1C. shall prevent the Partnership from recovering an extraordinary loss from a General Partner who is liable therefor by law or under this Agreement.

D. Notwithstanding the foregoing provisions of Sections 10.1.A. and 10.1.B., in no event shall any losses be allocated to a Limited Partner if and to the extent that such allocation would cause, as of the end of the Partnership taxable year, the negative balance in such Limited Partner's Capital Account to exceed such Limited Partner's share of Partnership Minimum Gain plus such Limited Partner's share of Partner Non-Recourse Debt Minimum Gain. Any losses which are not allocated to the Limited Partners by virtue of the application of this Section 10.1.D. shall be allocated as required under Treasury Regulation Section 1.704-1(b). For purposes of this Section, a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

E. The terms "profits" and "losses" used in this Agreement shall mean income and losses, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with the accounting methods followed by the Partnership and computed in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv).

Section 10.2 Minimum Gain Chargebacks and Qualified Income Offset

A. If there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, each Partner will be allocated items of income and gain for such year (and, if necessary, subsequent years) in the proportion to, and to the extent of, an amount equal to the greater of (i) the portion of such Partner's share of the net decrease in Partnership Minimum Gain during the year that is allocable to the disposition of Partnership property subject to one or more Partnership Non-recourse Liabilities or (ii) the deficit

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Section 10.5 Distributions Prior to Dissolution

A. Subject to any Requisite Approvals, Cash Flow for each fiscal year (or fractional portion thereof) shall be distributed, within 90 days after the end of each fiscal year, in the following order of priority:

First, 99% to the Investor Limited Partner and 1% to the General Partners, until the Investor Limited Partner has received distributions under this Section 10.5A, in the aggregate, equal to the Cumulative Projected Distribution;

Second, to the payment to the Management Agent of $25,000 as an Incentive Management Fee;

Third, any balance up to a maximum of $500,000, 50% to the Investor Limited Partner and 50% to the General Partners; and

Fourth, any balance, 99% to the Investor Limited Partner and 1% to the General Partners.

B. Definition of Cash Flow

(i) For all purposes of this Agreement, the term "Cash Flow" shall mean the profits or losses of the Partnership (as said profits and losses shall be determined for purposes of Section 10.1A.), but subject to any applicable requirement of the Lender or any Governmental Authority, and further subject to the following:

(a) In determining Cash Flow for any year, there shall be added, to the extent not already included (1) depreciation, amortization of prepaid items and deferred costs and other non-cash charges, (2) payments to the Partnership out of the proceeds of business or rental interruption insurance, (3) amounts accrued for such year by the Partnership and expensed or deducted for such year in calculating Partnership profits and losses, but payable only from Cash Flow for such year pursuant to this Agreement and (4) funds released from any escrow account other than for payments of capital expenditures.

(b) In determining Cash Flow for any year, there shall be subtracted (1) principal payments on Partnership indebtedness, (2) payments to reserve accounts required by the Lender or pursuant to the Commitments, (3) other reasonable payments to the Partnership reserve accounts determined by the General Partners, (4) payments for capital expenditures, unless withdrawn from Partnership reserve accounts, and (5) fees and other cash expenditures permitted by this Agreement to the extent actually paid by the Partnership in such year to the extent not expensed or deducted for such year in calculating Partnership profits and losses (except for any such

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payments of items referred to in this clause (b) made out of (x) Capital Contributions, proceeds of a Capital Transaction or other sources not included in determining such profits and losses, or (y) Cash Flow); and

(c) Gain or losses from any sale, exchange, eminent domain taking, damage or destruction by fire or other casualty (whether or not insured) or other disposition of all or any part of the Property (other than the proceeds of any business or rental interruption insurance), Capital Contributions to the Partnership and the proceeds of any mortgage and loan or refinancing proceeds shall not be included in such profits and losses in determining Cash Flow.

(ii) Cash Flow shall be determined separately for each fiscal year and shall not be cumulative.

C. Distributions of Other Than Cash Flow

Prior to dissolution, if the General Partners shall determine that there are proceeds available for distribution from a Capital Transaction, such proceeds shall be applied and distributed as follows:

First, to discharge, to the extent required by any lender or creditor, the debts and obligations of the Partnership (other than items listed in the ensuing clauses of this Section 10.5C.);

Second, to fund reserves for contingent liabilities to the extent deemed reasonable by the General Partners (other than items listed in the ensuing clauses of this Section 10.5C.);

Third, to the payment to the Investor Limited Partner of an amount sufficient to bring to zero his Adjusted Capital Contribution;

Fourth, to the payment to the General Partners of an amount sufficient to bring to zero their Adjusted Capital Contribution;

Fifth, to the payment of the Project Disposition Fee;

Sixth, to the Investor Limited Partner an amount equal to 200% of the greater of (a) the amount of the Cumulative Projected Distribution less prior distributions of Cash Flow to the Investor Limited Partner or (b) zero;

Seventh, to the Investor Limited Partner an amount equal to 200% of the Recapture Amount determined under Section 10.5F, less amounts previously paid to the Investor Limited Partner pursuant to this Clause Seventh or Clauses Second and Third of Section 10.5A. (to the extent that Cash Flow was distributed from funds which otherwise would have been paid to the General Partners or applied to the Incentive Management Fee); and

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Eighth, the balance of such proceeds, if any, shall be distributed 50% to the Investor Limited Partner and 50% to the General Partners.

D. All distributions to the class composed of the General Partners shall be shared by the members of such class in accordance with the percentages set forth opposite their respective names in the Schedule, except as otherwise provided in this Agreement.

E. [Intentionally omitted]

F. (i) If at any time during the "compliance period" (as defined in Section 42(i)(1) of the Code), the Project ceases to be a "qualified low income housing project" (as defined in Section 42(g)(1) of the Code) or any unit in the Project ceases to be a "low income unit" (as defined in Section 42(i)(3) of the Code) or has never become a "low income unit", and as a result thereof all or any portion of credits allowed to the Partnership and its Partners under Section 42 of the Code are subject to recapture pursuant to Section 42(j) of the Code and the Investor Limited Partner (or any of its partners) is subject to increased tax and interest payments due to any "credit recapture amount" (as defined in Section 42(j)(2) of the Code) (such an occurrence being referred to herein as a "Recapture Event"), the Investor Limited Partner shall become entitled to certain additional cash distributions under this Article X.

(ii) In the case of a Recapture Event, the Investor Limited Partner shall become entitled to additional distributions in an amount (the "Recapture Amount") that, after deduction of all federal income taxes as computed under Section 10.5F.(iv) below of the Investor Limited Partner (or its partners) in respect of the receipt or accrual of the Recapture Amount under the Code, is equal to the sum of the "credit recapture amount" (less interest on any recaptured credit payable pursuant to Section 42(j)(2)(b) of the Code) and the credits which are disallowed in the year of the Recapture Event and in each subsequent year.

(iii) Any Recapture Amount distributable to the Investor Limited Partner pursuant to the foregoing provisions shall be distributed as funds become available for such distributions, but such distributions shall not be due prior to the accrual by the Investor Limited Partner (or its partners) of the additional taxes which become due as a result of the Recapture Event (including for such purpose only the credit recapture amount and the additional taxes due as the result of the disallowance of any credits in years subsequent to the Recapture Event). Cash Flow shall be deemed to have been applied to the payment of the Recapture Amount to the extent that such Cash Flow is distributed to the Investor Limited Partner under Clauses Second or Third of Section 10.5A. from funds which would otherwise have been paid to the General Partners or applied to pay a portion of the Incentive Management Fee.

(iv) Whenever it may be necessary to determine the Recapture Amount, such determination and such computation shall be made on the assumption that

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equal to $25,000 per annum pursuant to the terms of Section 10.5A Fifth (the "Incentive Management Fee"). Notwithstanding the foregoing, however, the Incentive Management Fee shall not be cumulative and shall be payable only to the extent of Cash Flow in any year available for distribution only after the Investor Limited Partner has received the Cumulative Projected Distribution for such year and such Fee shall not be earned or payable unless and until, starting with the sixth year after the Project is placed in service, any outstanding Recapture Amount shall have been paid to the Investor Limited Partner under Article X. The sum of the Management Fee and the Incentive Management Fee payable in respect of any one fiscal year shall in no event be in excess of 15% of the gross revenues of the Project in respect of such fiscal year.

ARTICLE XII

Books and Reporting, Accounting, Tax Election, Etc.

Section 12.1 Books, Records and Reporting

A. The General Partners shall keep or cause to be kept a complete and accurate set of books and supporting documentation of transactions with respect to the conduct of the Partnership's business. The books of the Partnership shall be kept on the accrual basis. The books and records of the Partnership (including all records required to be maintained under the Uniform Act) shall at all times be maintained at the principal office of the Partnership. Each of the Partners and their duly authorized representatives shall have the right to examine the books of the Partnership and all other records and information concerning the operation of the Property at reasonable times upon reasonable advance notice.

B. The books of the Partnership shall be examined in accordance with generally accepted auditing standards annually as of the end of each fiscal year of the Partnership by the Accountants. The General Partners shall determine and prepare a balance sheet as of the end of each such year and statements of income, partners' equity and changes in financial position for such year. Said balance sheet and statements shall be accompanied by the opinion of the Accountants that said balance sheet and statements have been prepared in accordance with generally accepted accounting principles applied consistently with prior periods identifying any matters to which the Accountants take exception and stating, to the extent practicable, the effect of each such exception on such financial statements. As a note to such financial statements, the General Partners shall prepare a schedule of all loans to the Partnership, setting forth the section of this Agreement under which such debt was incurred and the purpose for which such loan was applied by the Partnership and such schedule will be reviewed by the Accountants. Such schedule shall demonstrate that loans have been made, used, carried on the books of the Partnership (and repaid, if applicable) in accordance with the provisions of this Agreement. In addition, after the first year in which the Accountants examine the financial statements of the Partnership after completion of the Project,

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the depreciation schedule for that year and all future years, along with the depreciation worksheet, shall be prepared by the General Partners, reviewed by the Accountants and furnished to the Investor Limited Partner. The General Partners shall, promptly upon receipt of such balance sheet and statements and in any event within 60 days after the end of each fiscal year, transmit to the Investor Limited Partner a copy thereto. Notwithstanding any other requirements set forth herein regarding reports to be provided, the General Partners shall be required to provide all of the reports required by Sections VII.C. and J. of the NASAA Guidelines, including, without limitation, quarterly unaudited financial statements within 15 days following the end of each quarter. The Accountants shall also review and sign the Federal and state income tax returns of the Partnership. The General Partners shall complete the books of the Partnership in such time as will allow the Accountants to complete such tax returns within 55 days after the end of such fiscal year. The General Partners shall cause such tax returns to be filed within such time periods and shall immediately upon the filing thereof transmit to the Investor Limited Partner a copy of Form K-1. If the General Partners fail to complete such tax returns and to transmit such Form K-1 to the Investor Limited Partner within such time periods, the General Partners shall pay as damages in the sum of $500 per day (plus interest at the Designated Prime Rate plus 3% per annum) to the Investor Limited Partner until such K-1 is received by the Investor Limited Partner. Such damages shall be paid forthwith by the General Partners. If the General Partners fail to so pay, the General Partners and their Affiliates shall forthwith cease to be entitled to the Incentive Management Fee and to the payment of any Cash Flow to which they may otherwise be entitled under Section 10.5A. Such payments of the Incentive Management Fee and Cash Flow shall only be restored upon the payment of such damages in full and any amount of such damages not so paid shall be deducted against payments of the Incentive Management Fee and Cash Flow otherwise due to the General Partners of their Affiliates.

Such reports and estimates shall clearly indicate the methods under which they were prepared and shall be made at the expense of the Partnership.

C. If the General Partners fail to complete such tax returns and submit such Forms K-1 on a timely basis, the Investor Limited Partner may select a firm of accountants who shall prepare such returns and Forms K-1. The General Partners shall immediately furnish all necessary documentation and other information so as to prepare such tax returns and such Forms K-1 to such accountants.

D. Every Limited Partner shall at all reasonable times have access to the records of the Partnership and may inspect and copy any of them. A list of the names and addresses of all of the Limited Partners shall be maintained as part of the books and records of the Partnership and shall be mailed to any Limited Partner upon request. A reasonable charge for copy work may be charged by the Partnership.

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Appendix C

PARTNERSHIP AGREEMENT FOR BENTLEY COURT

BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. IV, A LIMITED PARTNERSHIP

CONSENT CARD

THIS CONSENT IS SOLICITED BY THE MANAGING GENERAL PARTNER OF
BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. IV, A LIMITED PARTNERSHIP

Arch Street VIII, Inc., the Managing General Partner of Boston Financial Qualified Housing Tax Credits L.P. IV, A Limited Partnership (the “Partnership”), is presenting two proposals and asking the Limited Partners to approve only the first proposal: (1) the sale of all of the Partnership’s assets and the dissolution of the Partnership pursuant to the proposed Plan of Liquidation and Dissolution, without requiring further consent of the Limited Partners for the sale of any Partnership Property; and (2) an amendment to the Partnership Agreement to require the consent of a majority of Limited Partners’ interests in order for the Partnership to sell, transfer or otherwise dispose of any Local Limited Partnership Interest or approve the sale, transfer or disposal of a substantial portion of any Local Limited Partnership’s assets, to the extent the Partnership or an Affiliated Person has any control over such sale, transfer or disposal.

We are also asking the Limited Partners to “Withhold Consent” with respect to Proposal 3, which has been submitted by the Park Group, Inc. and asks Limited Partners to remove the General Partners of the Partnership and elect Everest as the successor general partner.

THE MANAGING GENERAL PARTNER RECOMMENDS THAT LIMITED
PARTNERS CONSENT TO PROPOSAL 1 BY MARKING THE
BOXES ENTITLED “FOR”, WHILE MARKING THE BOX ENTITLED
“AGAINST” ON PROPOSAL 2, AND “WITHHOLD CONSENT” ON
PROPOSAL 3.

PLEASE MARK THE BOX ENTITLED “FOR” NEXT TO ONLY ONE OF THE FIRST TWO PROPOSALS

Proposal 1:

To approve the sale of all of the Partnership’s assets and the dissolution of the Partnership pursuant to the proposed Plan of Liquidation and Dissolution, without requiring the Managing General Partner to seek further consent from the Limited Partners.

As to Proposal 1, the undersigned hereby votes all Limited Partner units directly or beneficially owned by the undersigned as follows:

ྏ FOR	ྏ AGAINST	ྏ ABSTAIN

Proposal 2:

To approve an amendment to the Partnership Agreement to require the consent of a majority of Limited Partners interests in order for the Partnership to sell, transfer or otherwise dispose of any local limited partnership interest or approve the sale, transfer or disposal of a substantial portion of any Local Limited Partnership’s assets to the extent the Partnership or an Affiliated Person has any control over such sale, transfer or disposal.

As to Proposal 2, the undersigned hereby votes all Limited Partner units directly or beneficially owned by the undersigned as follows:

ྏ FOR	ྏ AGAINST	ྏ ABSTAIN

Proposal 3:

To approve a Proposal submitted by the Park Group, that asks Limited Partners to consent to the removal of the General Partners and elect Everest Housing Management, LLC as the successor general partner.

As to the Proposal 3, the undersigned hereby votes all Limited Partner units directly or beneficially owned by the undersigned as follows:

ྏ WITHHOLD CONSENT	ྏ DOES NOT WITHHOLD CONSENT	ྏ ABSTAIN

ANY PROPERLY EXECUTED CONSENT CARD ON WHICH A CHOICE IS NOT INDICATED WILL BE VOTED “FOR” PROPOSAL 1, “AGAINST” PROPOSAL 2 AND “WITHHOLD CONSENT” ON PROPOSAL 3. FAILURE TO RETURN A CONSENT CARD OR AN ABSTENTION FROM VOTING WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” PROPOSALS 1 AND 2.

The Limited Partner units represented by this consent card will be voted in accordance with the election specified by the Limited Partner named below. If a majority of Limited Partners vote “For” both Proposal 1 and 2, the Managing General Partner intends to implement Proposal 1, governing the Liquidation and Dissolution of the Partnership without further consent of the Limited Partners, and Proposal 2 will not be implemented.

Proposal 2 will be effective only upon (i) its approval by the holders of a majority of the outstanding Limited Partner units in the Partnership entitled to vote, (ii) Proposal 1 not receiving approval by a majority of the outstanding Limited Partner units in the Partnership, and (iii) consent to its implementation by the General Partners.

The undersigned hereby acknowledges receipt of the Consent Solicitation Statement, dated _________, 2006 from the Managing General Partner.

Signature

Signature
Title:

Dated:

Sign exactly as addressed to you. Joint owners should each sign. If signing as executor, administrator, attorney, trustee, or guardian, please include your full title. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person.

YOUR VOTE IS VERY IMPORTANT. PLEASE ACT PROMPTLY.

PLEASE SIGN AND DATE THIS CONSENT CARD AND RETURN IT IN THE ENCLOSED
POSTAGE PREPAID ENVELOPE TO: BOSTON FINANCIAL CONSENT, C/O ACS SECURITIES
SERVICES, INC., 3988 N. CENTRAL EXPRESSWAY, BUILDING 5, FLOOR 6,
DALLAS, TEXAS 75294; OR

FAX IT TO ACS SECURITIES SERVICES, INC. AT (214) 887-7411 BY 5:00 P.M., EASTERN TIME,
ON MAY 31, 2006, UNLESS EXTENDED BY THE MANAGING GENERAL PARTNER.

Questions? Please contact the Consent Solicitation Agent, Mackenzie Partners, Inc. at:

(212) 929-5500 (Call collect)
(800) 322-2885 (Call toll-free), or
E-mail: proxy@mackenziepartners.com